Exhibit 10.35

***** Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

SOURCING SERVICES AGREEMENT

FOR CHINA

BY AND BETWEEN

WORLD MED SHARED SERVICES, INC.

AND

TIGER SPECIALTY SOURCING LIMITED

AND

TIGER SHANGHAI SPECIALTY SOURCING CO., LTD.

AND

MARK ENGEL, ELAINE FONG AND DR. GAO ZHAN

TABLE OF CONTENTS

RECITALS		6

Article 1. Definitions		7
1.1	“Agreement”	7
1.2	“COG”	7
1.3	“COG Savings”	7
1.4	“Effective Date”	7
1.5	“Final Buyout”	7
1.6	“Final Buyout Price”	7
1.7	“Initial Buyout”	7
1.8	“Interim Buyout”	7
1.9	“Interim Buyout Price”	7
1.10	“Parties”.	7
1.11	“POs”.	7
1.12	“Principals”	7
1.13	“Products”	7
1.14	“Profit”.	7
1.15	“Proprietary Information”	7
1.16	“PSS Group”	7
1.17	“PSS Ownership”	7
1.18	“PSSWM”	8
1.19	“Purchase Price”	8
1.20	“Reduced Interim Buyout Price”	8
1.21	“Suppliers”.	8
1.22	“Supply Contracts”	8
1.23	“Targeted Sales (Landed Costs)”	8
1.24	“Term”	8
1.25	“Tiger Group”	8
1.26	“Tiger Medical”	8
1.27	“Tiger SS”	8
1.28	“Total Purchase Price”	8
1.29	“Trademarks”	8
1.30	“TIGER WFOE”.	8

Article 2. Recitals, Acceptance of Terms and Term		8
2.1	Recitals.	8
2.2	Acceptance of Terms.	8
2.3	Term	8

Article 3. Exclusivity, Non-Competition and Transparency		8
3.1	Exclusivity to Tiger SS	8
3.2	Exclusivity to PSSWM.	9
3.3	Non-Competition	10
3.4	Transparency	10

Article 4. Board Seat, Buyouts		10
4.1	Board Seat	10
4.2	Initial Buyout	10

4.3	Interim Buyouts	11
4.4	Final Buyout	11
4.5	Early Trigger of Final Buyout	12
4.6	Adjustments to the Final Buyout Price	12
4.7	Closing Documents for the Final Buyout	12
4.8	Landed Cost of Goods	12
4.9	Payments of Interim and Final Buyout Price	13
4.10	Minimum COG Savings and Actual Sales	13

Article 5. Sourcing Services; Contracts with Supplier		13
5.1	Sourcing Services	13
5.2	Contracts with Suppliers	13
5.3	Supply Contracts and Pos	13

Article 6. Additional Rights and Obligations of Parties		14
6.1	Tiger SS Shareholders	14
6.2	No Transfer of Beneficial Interest	14
6.3	Role of Mark Engel	14
6.4	Employee Retention Plan	14
6.5	Costs of Formation and Operation	14
6.6	Working Capital	14
6.7	Distributions	15
6.8	Operational Expenses	15
6.9	Holdback	15
6.10	Indemnity.	16

Article 7. Products, Product Design, Product Development		16
7.1	Products	16
7.2	Product Quality	16
7.3	New Product Design Ownership.	16
7.4	New Product Development Assistance	17
7.5	Product Innovations	17
7.6	Exclusive Right to Market and Sell	17

Article 8. Commissions, Payments and Taxes		17
8.1	Commissions	17
8.2	Product Cost	17
8.3	Product Cost Transparency	18
8.4	Commission Payments	18
8.5	Product Payments	18
8.6	Taxes	18

Article 9. Authority, Representations and Warranties		18
9.1	No Authority to Contract	18
9.2	Signatories to the Supply Contract	18
9.3	Mutual Representations and Warranties	19
9.4	Representations and Warranties of the Principals	19

Article 10. Audit Books and Records		20
10.1	Audit Books and Records	20

Article 11. Confidentiality, Non-compete		20
11.1	Proprietary Information	20
11.2	Confidentiality of Proprietary Information	21
11.3	Non-compete from Suppliers	21
11.4	Confidentiality Agreement from Target Suppliers	21
11.5	Confidentiality of this Agreement	21

Article 12. Trademarks		21
12.1	Trademarks	21
12.2	Trademark Cooperation	21

Article 13. Default, Termination, Remedies		22
13.1	Default	22
13.2	Default Remedy for PSSWM	22
13.3	Default Remedy for Tiger SS	22
13.4	TIGER SS Default Options	22
13.5	PSSWM’s Default Option	23
13.6	No Sale by Principals	23

Article 14. Dispute Resolution		23
14.1	Consultation or Mediation	23
14.2	Arbitration	23
14.3	Litigation	23
14.4	No Public Disclosure	24

Article 15. Notices		24

Article 16. General		24
16.1	510(k) Filings	24
16.2	Contingency Plans	24
16.3	Assignment	25
16.4	Independent Contractor	25
16.5	Patent Markings	25
16.6	Survival	25
16.7	Waiver	25
16.8	Interpretation	25
16.9	Governing Law	25
16.10	Severability	25
16.11	Counterparts	25
16.12	U.N. Convention on Contracts	26
16.13	Governing Language	26
16.14	Translations	26
16.15	Entire Agreement	26
16.16	Exhibits	26

EXHIBITS

Exhibit A:	Customer List for Tiger Medical and the Principals	1 of 2
Exhibit B(1):	Calculation of Purchase Price	1 of 1
Exhibit B(2):	Volume of Purchases	1 of 1
Exhibit C:	Services Level Agreement	1 of 6
Exhibit D:	Purchase Order	1 of 1
Exhibit E:	Master Supply Agreement	1 of 9
Exhibit F:	Confidentiality Agreement	1 of 2

***** Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

SOURCING SERVICES AGREEMENT FOR

CHINA

Effective Date: January 19, 2005

THIS SOURCING SERVICES AGREEMENT (the “Agreement”) is made and entered into as of the Effective Date by and between:

WORLD MED SHARED SERVICES, INC. (“PSSWM”), a Florida corporation located at 4345 Southpoint Blvd., Suite 300, Jacksonville, Florida 32216, USA, and a subsidiary of PSS WORLD MEDICAL, INC., (“PSS”) and an affiliate of GULF SOUTH MEDICAL SUPPLY, INC., (“GSMS”) and PHYSICIAN SALES AND SERVICE, INC., (hereinafter collectively referred to as the “PSS Group”);

TIGER SPECIALTY SOURCING LIMITED (“Tiger SS”), a Hong Kong company to be organized and existing under the laws of Hong Kong, SAR, People’s Republic of China with a legal address located at 4Fl., Hong Kong Macau Building, 156-157 Connaught Road, Central, Hong Kong; and

TIGER SHANGHAI SPECIALTY SOURCING CO. LTD. (“TIGER WFOE”), a wholly owned subsidiary to be organized and existing under the laws of People’s Republic of China located at Liu Lin Tower, Suite 1910, 1 Huai Hai Zhong Road, Shanghai, China 200021; and

MARK ENGEL, ELAINE FONG and Dr. GAO ZHAN, the principals of Tiger SS (the “Principals”), and shareholders of Tiger Medical Products Ltd., a Hong Kong company with a legal address located at 4Fl., Hong Kong Macau Building, 156-157 Connaught Road, Central, Hong Kong with a representative office in Shanghai located at Liu Lin Tower, Suite 1909, 1 Huai Hai Zhong Road, Shanghai, China 200021 (“TIGER MEDICAL”); and

TIGER MEDICAL will be a party to this Agreement in all respects until Tiger SS and TIGER WFOE are fully established and operational.

RECITALS

WHEREAS, PSSWM procures medical products and equipment for PSS Group which is in the business of marketing and distributing medical products and equipment to physicians, long-term care providers, home care providers, and other alternate site healthcare providers for customers in all 50 states in the United States; and

WHEREAS, PSSWM and the Principals of the Tiger SS wish to enter into a business relationship wherein Tiger SS and TIGER WFOE exclusively furnish China sourcing services to PSSWM; and

WHEREAS, PSSWM wishes to purchase medical products and other goods related to PSS Group’s business that are mutually selected by the parties (“Products”) from Chinese suppliers and manufacturers (“Suppliers”) using the exclusive sourcing services of Tiger SS and TIGER WFOE for China and to establish supply contracts with Chinese Suppliers for the Products; and

WHEREAS, Tiger SS, TIGER WFOE and the Principals represent that they are qualified and have the capacity to locate, select, and negotiate with Suppliers based upon the needs and specifications of PSSWM and to recommend the Suppliers offering the best price, quality and delivery of the Products to the PSSWM.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, Parties agree as follows:

Article 1. Definitions

1.1	“Agreement” has the meaning ascribed in the Preamble.

1.2	“COG” means the landed cost of goods, as defined in Section 4.8.

1.3	“COG Savings” means the net sum equivalent to the difference between the net Product cost or Landed Cost of Goods for a Product as of the date when a Product is agreed to be sourced from China compared to the new Landed Cost of Goods for the Product from China, as defined in Section 4.8

1.4	“Effective Date” is the date set forth above.

1.5	“Final Buyout” has the meaning ascribed in Section 4.4.

1.6	“Final Buyout Price” has the meaning ascribed in Section 4.4.

1.7	“Initial Buyout” has the meaning ascribed in Section 4.2.

1.8	“Interim Buyout” has the meaning ascribed in Section 4.3.

1.9	“Interim Buyout Price” has the meaning ascribed in Section 4.3.

1.10	“Parties” shall mean PSSWM, Tiger SS, TIGER WFOE and the Principals collectively.

1.11	“POs” have the meaning ascribed in Section 5.2.

1.12	“Principals” are the individuals identified in the Preamble.

1.13	“Products” have the meaning ascribed in the Recitals and Section 7.1.

1.14	“Profit” is set forth in Exhibit B(2).

1.15	“Proprietary Information” has the meaning given in Section 11.1.

1.16	“PSS Group” consists of the companies identified in the Preamble.

1.17	“PSS Ownership” is set forth in Exhibit B(1).

1.18	“PSSWM” is the company identified in the Preamble.

1.19	“Purchase Price” is set forth in Exhibit B(1).

1.20	“Reduced Interim Buyout Price” is set forth in Exhibit B(1) and in Section 4.3.

1.21	“Suppliers” have the meaning ascribed in the Recitals.

1.22	“Supply Contracts” have the meaning ascribed in Sections 5.2 and 5.3.

1.23	“Targeted Sales (Landed Costs)” are set forth in Exhibit B(1).

1.24	“Term” is set forth in Section 2.3.

1.25	“Tiger Group” shall mean the Principals, Tiger Medical, and any company owned in whole or in part or under the control of any one or more of the Principals and any other owners, directors, officers, employees or agents of any of the foregoing companies. When appropriate Tiger SS and TIGER WFOE will be deemed a member of the Tiger Group prior to the Final Buyout

1.26	“Tiger Medical” is the company identified in the Preamble.

1.27	“Tiger SS” is the company identified in the Preamble.

1.28	“Total Purchase Price” has the meaning ascribed in Section 4.4.

1.29	“Trademarks” has the meaning ascribed in Section 12.1.

1.30	“TIGER WFOE” is the company identified in the Preamble, which will be formed shortly prior to or shortly after the Initial Buyout. For purposes of the documents and Exhibits hereto, a translation of the legal Chinese name is used herein.

Article 2. Recitals, Acceptance of Terms and Term

2.1	Recitals. The recitals constitute a part of this Agreement.

2.2	Acceptance of Terms. The acceptance of these terms by PSSWM is subject to board approval which may be withheld or conditioned at the Board’s sole discretion (which PSSWM will seek to be obtained by January 15, 2005). .

After the execution of this Agreement, these terms may be added to, modified or superseded only by written agreement or modification signed by all Parties.

2.3	Term. The term of this Agreement shall commence on the Effective Date when executed by all Parties and continue until the closing date of the Final Buyout pursuant to Section 4.4 or Section 4.5 (the “Term”).

Article 3. Exclusivity, Non-Competition and Transparency

3.1	Exclusivity to Tiger SS. PSSWM grants to Tiger SS and TIGER WFOE the exclusive first right to source all Products from China (except as limited below), including but not limited to, negotiating the terms of purchase and arranging for the manufacture,

***** Confidential portions of this document have been redacted and have been separately filed with the Commission.

inspection, packaging, shipment, and delivery of all Products from China for PSSWM, subject only to a transition period and any exceptions set forth in this Agreement. PSSWM agrees to exclusively use Tiger SS and TIGER WFOE for its sourcing activities from China and to use the sourcing services of other companies in China only if Tiger SS and TIGER WFOE cannot meet all of the conditions for exclusivity outlined below.

Tiger SS and TIGER WFOE’s exclusive right shall be limited to China and subject to following conditions: (i) the quality of sourced Products must match or exceed previous product quality; (ii) Tiger SS and TIGER WFOE must beat existing US net product cost, as compared with the landed cost of goods as defined in Section 4.8 for China sourced Products, by at least ***** or in the case of vinyl gloves by at least *****, or in the case of U.S.-branded or U.S.-manufactured Products by at least ***** and offer the best possible pricing; (iii) Tiger SS and TIGER WFOE must assure sufficient Product quantities and timely deliveries to meet PSSWM’s demands; and (iv) Tiger SS and TIGER WFOE’s sourcing exclusivity for China does not result in a breach of any existing supplier agreements of PSSWM.

The exclusivity to Tiger SS and TIGER WFOE in China covers third party sourcing relationships in China and does not extend to US or other non-Chinese suppliers that own 50% or more of Chinese manufacturing joint ventures and WFOEs or have exclusive contract manufacturing relationships with Chinese factories.

After Tiger SS and TIGER WFOE have started to source a Product in China from a single or multiple suppliers, PSSWM may only switch to a new vendor in China if: (i) the quality of sourced Product deteriorates as determined by PSSWM in its sole discretion and Tiger SS and TIGER WFOE do not correct such problems within a reasonable period after written notice; (ii) existing or another supplier for that Product beats existing net product cost by *****, or in the case of vinyl gloves by *****, or in the case of U.S.-branded or U.S.-manufactured products by *****, or offers greater cost savings; or (iii) Tiger SS and TIGER WFOE cannot assure sufficient Product quantities and timely deliveries to meet PSSWM’s demands.

3.2	Exclusivity to PSSWM. PSSWM shall be Tiger SS and TIGER WFOE’s exclusive client. In the event that any company within the Tiger Group wishes to conduct sourcing activities for any new or existing clients that potentially conflict with either business, clients or Products of PSS Group, the Principals shall first obtain the written consent of PSSWM.

PSSWM’s approval shall not be unreasonably withheld if: (i) there is no reasonable competition with PSS Group’s business, clients or Products; and (ii) the additional business does not significantly reduce the time and resources devoted to the sourcing activities for PSSWM by Tiger SS, TIGER WFOE or its Principals. In no event shall the employees of Tiger SS or TIGER WFOE devote time and effort to sourcing activities that are not for PSSWM without the explicit prior written approval of PSSWM in each instance.

***** Confidential portions of this document have been redacted and have been separately filed with the Commission.

A list of all existing companies for whom the Tiger Group and the Principals conduct sourcing activities with brief descriptions of the products which are sourced is attached hereto as Exhibit A.

3.3	Non-Competition. The Principals and all companies in or related to the Tiger Group shall not, directly or indirectly, compete with the business, clients or Products of the PSS Group and PSSWM. A company will be deemed to be related to the Tiger Group (i) if the company is, directly or indirectly, in whole or in part, owned by all or any one of the Principals, or has a business or contractual relationship with a member of the Tiger Group; or (ii) if the company is directly or indirectly, in whole or in part, owned by an owner, director, officer, employee or agent of any member of the Tiger Group or a family member of an owner, director, officer, employee or agent of any member of the Tiger Group.

This non-compete obligation is effective for the Term of the Agreement and for five (5) years after any expiration or termination of the Agreement. A separate Non-competition Agreement with a five (5) year term will be signed by all the members of the Tiger Group at the time of the Final Buyout and delivered to PSSWM as a condition precedent to the Final Buyout.

3.4	Transparency. Tiger SS, TIGER WFOE and the Principals will allow total transparency of its procurement process, costs and revenues, including identity of Suppliers, any direct or indirect financial relationships with Suppliers, purchasing or other local incentives provided by raw material suppliers, factories, local governments, or any person or entity involved directly or indirectly in PSSWM’s supply chain in China. Tiger SS and TIGER WFOE shall facilitate direct contact between PSSWM and Suppliers in China.

Article 4. Board Seat, Buyouts

4.1	Board Seat. Tiger SS shall allow PSSWM to appoint two (2) directors (out of a total of 5) to the Board of Directors of Tiger SS and TIGER WFOE concurrently with the Initial Buyout. At all times until the Final Buyout, the maximum number of directors on the Board of Directors of Tiger SS and TIGER WFOE shall be five (5) directors. PSSWM shall have the right to review, approve and amend the Articles of Association of Tiger SS and TIGER WFOE and all formation and corporate governance documents, including any shareholders agreement, to ensure that these documents are consistent with and permit the Parties to carry out the terms and conditions of this Agreement. If no shareholders agreement exists among the shareholders of Tiger SS, PSSWM may require one at any time that it determines the need to have one.

4.2	Initial Buyout. PSSWM shall purchase shares equivalent to ***** ownership of Tiger SS (the “Initial Buyout”). PSSWM will close on the Initial Buyout on the closing date which is the later of January 17, 2005, or the date when all of the following conditions precedents have occurred: (i) the approval by PSSWM of the Articles of Association and other formation and corporate governance documents of Tiger SS and TIGER WFOE; (ii) the initiation of the process for the issuance of a business license by the appropriate Chinese government entity to operate TIGER WFOE as a consulting and sourcing *****

***** Confidential portions of this document have been redacted and have been separately filed with the Commission.

company (with formal documentation issued either shortly before or shortly after the Initial Buyout); and (iii) the issuance of China and Hong Kong tax opinions from a big four accounting firm on the contemplated structure and transactions flow between the Parties, in form and substance satisfactory to PSSWM in its sole business judgment, which PSSWM will seek to obtain at its expense by January 17, 2005.

The Initial Buyout purchase price shall be US$1 million which shall be paid to the Principals in proportion to the number of shares being conveyed by each Principal. The total number of shares being conveyed shall be equivalent to ***** ownership of Tiger SS.

4.3	Interim Buyouts. PSSWM has the right to buy additional shares of Tiger SS from the Principals under terms and conditions set forth and attached hereto as Exhibits B(1) and B(2) (the “Interim Buyouts”). The Parties contemplate Interim Buyouts based on the financial performance of Tiger SS for the fiscal years ending 2006, 2007 and 2008. PSSWM will pay to the Principals the purchase price for the additional shares of Tiger SS as specified below (the “Interim Buyout Price”):

(a) If the actual sales amount achieved by PSSWM for the relevant fiscal year is met by greater than ***** of the projected targeted sales amount specified as “Targeted Sales (Landed Costs)” in Exhibit B(1) for that year, the Interim Buyout Price for that year set forth as “Purchase Price” in Exhibit B(1); or

(b) If the actual sales amount achieved by PSSWM for the relevant fiscal year is between ***** and ***** of the projected targeted sales amount specified as “Targeted Sales (Landed Costs)” in Exhibit B(1) for that fiscal year, ***** of the Interim Buyout Price (the “Reduced Interim Buyout Price”) for that fiscal year in Exhibit B(1).

Concurrently with a payment under (a) or (b) for any given year, PSSWM shall receive the ownership percentage of Tiger SS specified as “PSS Ownership” in Exhibit B(1).

4.4	Final Buyout. PSSWM shall have the right to buy all remaining shares of Tiger SS based on the financial performance of Tiger SS for the fiscal year ending 2009 (the “Final Buyout”), unless the Final Buyout has already taken place as provided for in Section 4.5 below. The total purchase price for 100% ownership of all the shares of the Tiger SS will range between ***** to ***** based on a calculation of COG Savings to PSSWM of between ***** to ***** for the fiscal year ending 2009 (the “Total Purchase Price”). The COG Savings is estimated and set forth as “Profit” in Exhibit B(2).

PSSWM shall calculate the COG Savings to determine the Total Purchase Price as contemplated in Exhibit B(2).

The Total Purchase Price shall be determined in accordance with (a), (b), (c) and (d) below.

(a) If at fiscal year-end 2009, PSSWM achieves COG Savings, specified as “Profit” in Exhibit B(2), of *****, the Total Purchase Price shall be ***** as specified in Exhibit B(2); or

***** Confidential portions of this document have been redacted and have been separately filed with the Commission.

(b) If at fiscal year-end 2009, PSSWM achieves COG Savings, specified as “Profit” in Exhibit B(2), of ***** or more, the Total Purchase Price shall be ***** as specified in Exhibit B(2); or

(c) If at fiscal year-end 2009, PSSWM does achieve COG Savings of at least ***** and achieves more than ***** in actual sales but less than ***** in actual sales for 2009, the Total Purchase Price shall be the amount specified in Exhibit B(2) that corresponds most closely with the actual COG Savings achieved and the actual sales achieved in 2009, namely, an amount between ***** and *****.

(d) If at fiscal year-end 2009, PSSWM does not achieve COG Savings of at least ***** but does achieve more than ***** in actual sales and less than ***** in actual sales volume for that fiscal year, the Total Purchase Price shall be the amount specified in Exhibit B(2) for the actual sales achieved in fiscal year 2009, namely, an amount between ***** and *****.

The “Final Buyout Price” shall be the Total Purchase Price specified in Exhibit B(2) under (a), (b), (c) or (d) above minus all payments made to the Principals for the Initial Buyout and all Interim Buyouts and adjustments in accordance with Sections 4.6, 6.4 and 6.9.

4.5	Early Trigger of Final Buyout. If at any time during the Term of this Agreement, PSSWM achieves COG Savings in any twelve (12) month period of ***** prior to reaching ***** in actual sales, then either Party has the option of triggering an early Final Buyout. The Total Purchase Price for purposes of calculating the Final Buyout Price shall be determined as set forth in Section 4.4.

4.6	Adjustments to the Final Buyout Price. To the extent that any loan remains unpaid at the time of the Final Buyout, such loan amount and all interest paid or payable, all liabilities, accounts payable, employee retention amount under Section 6.4, holdback amount under Section 6.9 and the like, shall be deducted from the Total Purchase Price. Similarly, upon Final Buyout, all receivables and available cash shall be added to the Total Purchase Price. All appropriate adjustments and actions will be made and taken to transfer the shares of Tiger SS and all the assets of Tiger SS and TIGER WFOE totally debt-free and unencumbered.

4.7	Closing Documents for the Final Buyout. The Principals, Tiger SS and TIGER WFOE all covenant to prepare and execute all documents requested by PSSWM at the time of the Final Buyout to ensure that PSSWM receives good and marketable title to all shares of Tiger SS and to all the assets of Tiger SS and TIGER WFOE free and clear of liens, encumbrances, liabilities and claims of any kind.

4.8	Landed Cost of Goods. The projected targeted sales amount and the actual sales amount for each year shall be based on landed cost of goods. U.S. landed costs shall include all costs associated with the Product, including the cost of the good, insurance, freight, China customs duties and fees, China taxes on the good, U.S. customs duties and fees, and U.S. taxes on the good, and any other direct costs such as sterilization, plus a redistribution fee equal to ***** of the product cost.

***** Confidential portions of this document have been redacted and have been separately filed with the Commission.

4.9	Payments of Interim and Final Buyout Price. The payments for the Interim Buyout Price and the Final Buyout Price, subject to adjustments pursuant to Sections 4.6, 6.4 and 6.9, will be made within 30 calendar days after: (i) the Parties have calculated, verified and confirmed the actual sales and compared it with the targeted sales amount for the relevant fiscal year; and (ii) Tiger SS has submitted and PSSWM has approved the audited financial statements for Tiger SS and TIGER WFOE for the relevant fiscal year which shall have been prepared and delivered in a form satisfactory to PSSWM. Parties shall endeavor to complete these tasks on or before sixty (60) days after the end of the fiscal year, if possible, and in any event within ninety (90) days after the end of the subsequent fiscal year (or in the case of an early trigger of Final Buyout under Section 4.5, then within 60 days from the trigger date).

4.10	Minimum COG Savings and Actual Sales. If at fiscal year-end 2009, PSSWM does not achieve COG Savings of at least ***** and actual sales of at least *****, PSSWM shall have no obligation to purchase the remaining shares of Tiger SS, and Tiger SS’s failure to achieve these financial benchmarks shall constitute a default.

Article 5. Sourcing Services; Contracts with Supplier

5.1	Sourcing Services. Tiger SS and TIGER WFOE shall perform all the sourcing services described in this Agreement, as further elaborated in the Services Level Agreement attached hereto and incorporated herein as Exhibit C.

5.2	Contracts with Suppliers. The contracts with Suppliers for the purchase of Products shall be entered into directly by and between PSSWM and each of the Suppliers. Tiger SS and TIGER WFOE shall recommend Suppliers based on pricing, quality and performance and submit to PSSWM: (i) draft Purchase Orders (the “POs”) between PSSWM and each Supplier on PSSWM’s PO template, attached hereto as Exhibit D; (ii) draft supply contracts between PSSWM and each Supplier on PSSWM’s supply contract form (also known as Master Supply Agreement), attached hereto as Exhibit E; (iii) draft quality assurance agreements between PSSWM and each Supplier; (iv) draft product packaging specifications for each Product; (v) draft product specifications for each Product; and (vi) draft such other materials as PSSWM may from time to time may require to make product or sourcing decisions.

5.3	Supply Contracts and POs. Once PSSWM has received and approved the above, PSSWM shall execute a supply contract (also known as Master Supply Agreement) with each Supplier (the “Supply Contract”), issue POs to that Supplier in accordance with the Supply Contract with that Supplier. Tiger SS and TIGER WFOE will enforce all the terms and conditions of the Supply Contract with each Suppler and all POs issued pursuant to the Supply Contracts, including quality inspections and timely deliveries to PSSWM by Suppliers.

The Supply Contracts shall contain an acknowledgement that PSSWM has contracted with Tiger SS for Tiger SS and TIGER WFOE to identify, interview, select and recommend Chinese suppliers, negotiate the terms and conditions of each and every purchase and manage and coordinate all its purchasing activity in China and that the Buyer will only purchase and pay for Product based on the terms and conditions of purchase which have been negotiated by Tiger SS and TIGER WFOE for and on behalf of PSSWM.

***** Confidential portions of this document have been redacted and have been separately filed with the Commission.

Article 6. Additional Rights and Obligations of Parties

6.1	Tiger SS Shareholders. The only shareholders in the Tiger SS shall be the Principals and PSSWM.

6.2	No Transfer of Beneficial Interest. The Principals represent and warrant that they are the sole shareholders of Tiger Medical. The Principals covenant not to sell, convey, transfer or encumber their legal or beneficial interest in Tiger SS to any entity or person except to PSSWM in accordance with this Agreement.

6.3	Role of Mark Engel. Mark Engel covenants to serve as the senior executive of Tiger SS and TIGER WFOE with responsibility for the general oversight and management of PSSWM’s sourcing needs. The Principals covenant, in consultation with PSSWM, to train successors who can manage and operate the business of the Tiger SS and TIGER WFOE for PSSWM by the time of the Final Buyout.

6.4	Employee Retention Plan. The Principals covenant to implement and pay for an employee retention plan to bind and motivate the employees of Tiger SS and TIGER WFOE to remain employed with Tiger SS or TIGER WFOE for a minimum of two years after the Final Buyout. For this purpose, the Principals shall reserve at a minimum two years salary for the top five executives and additional employees identified by PSSWM, inclusive of new employees that may be hired at the time of the Final Buyout to replace the Principals, from the Total Purchase Price as stay bonuses for the employees and hire bonuses for new recruits of the Tiger SS and TIGER WFOE. At the closing of the Final Buyout, this cash reserve will be placed into a separate bank account held by Tiger SS to be disbursed as agreed with PSSWM and the employees over a three year period following the Final Buyout.

6.5	Costs of Formation and Operation. The Principals shall be responsible for adequately capitalizing and funding all costs and expenses of forming and operating Tiger SS and TIGER WFOE and conducting the sourcing services, whether performed by Tiger SS or TIGER WFOE, until Tiger SS and TIGER WFOE become cash flow self sufficient and profitable.

6.6	Working Capital. The Principals acknowledge that (i) sourcing operation conducted by Tiger SS and TIGER WFOE will require adequate capitalization and additional working capital; and (ii) the fees earned by Tiger SS and the TIGER WFOE may not be sufficient to provide the needed working capital. The Principals of Tiger SS shall lend Tiger SS and TIGER WFOE up to a maximum ***** from proceeds received from PSSWM to build capacity and capability to serve PSSWM’s sourcing needs, generally in keeping with a mutually agreed business schedule. The Principals have scheduled the first loan of ***** to Tiger SS and TIGER WFOE, as the case may be, to occur within 5 working days of the Initial Buyout. (replaces Jan. 20, 2005).

***** Confidential portions of this document have been redacted and have been separately filed with the Commission.

The adequate capitalization and working capital requirements shall be measured against a five-year business plan for the operation of Tiger SS and TIGER WFOE which will include pro forma P&L and cash flow projections prepared by the Principals, as adjusted each year by mutual agreement of the Parties. To the extent that Tiger SS’s and TIGER WFOE’s cash flows are not sufficient to carry on the sourcing activities adequately, the Principals shall ensure that both Tiger SS and TIGER WFOE are adequately funded at all times.

6.7	Distributions. After the fiscal year-end audited financial statements have been approved by the Board of Directors of Tiger SS, TIGER WFOE and PSSWM, (i) the profits of the TIGER WFOE, after Chinese taxes and sufficient reserves for working capital shall be declared and distributed to Tiger SS on an annual basis; and (ii) the profits of Tiger SS, after taxes if any shall be declared and distributed in accordance with shareholder equity on an annual basis.

The Principals will receive their pro rata share of any after tax profits of Tiger SS, if any, for the period of their ownership in the fiscal year in which the Final Buyout occurs. This final distribution of after tax profits to the Principals will occur after the fiscal year-end or any partial fiscal year financial statements of Tiger SS and TIGER WFOE have been prepared, audited and approved by the Board of Directors of Tiger SS, TIGER WFOE and PSSWM.

6.8	Operational Expenses. The Principals covenant to maintain the expenses of operating Tiger SS and TIGER WFOE at reasonable levels as specified and approved in the business plan. PSSWM shall have the right to object to any expenses that it deems to be unreasonable and excessive in its reasonable discretion and may deduct any portion of any expense that it deems unreasonable and excessive from the proceeds of the Interim Buyout and Final Buyout Price.

6.9	Holdback. PSSWM shall hold back ***** of the proceeds of the Total Purchase Price for 24 months from the date of the closing of the Final Buyout in an interest bearing escrow account to be held jointly by PSSWM and the Principals. At the end of the 24 months, the Principals will receive payment of the holdback amount if (i) the actual sales during the first 12-month portion of the holdback period is comparable (within *****) of the actual sales of the preceding 12-month period prior to the closing of the Final Buyout; (ii) at least ***** of the key employees of the TIGER WFOE are still employed with the company at the end of the 24-month holdback period (any employees that did not leave voluntarily, or leave for medical reasons including pregnancy or death, will be included in the headcount of retained employees); and (iii) there has been and are no claims, losses, liabilities or receivable write-offs of any kind which relate back to the time period prior to the closing date of the Final Buyout, or to an indemnification adjustment as set forth in Section 6.10.

If (i) above is not achieved, the holdback amount shall be retained by PSSWM.

If (i) above is met but (ii) above is not met, PSSWM shall make a good faith effort to determine a reasonable offset against the holdback amount and only the remaining balance will be paid to the Principals.

If (i) and (ii) above are achieved but there is a claim, loss, liability, receivable write-off or adjustment under (iii) above, the amount of the claim, loss, liability, receivable write-off or adjustment will be offset against the holdback amount and only the remaining balance will be paid to the Principals. If the amount of the claim, loss, liability, receivable write-off or adjustment is not known or unresolved at the end of the holdback period, the entire holdback amount will continue to be retained by PSSWM until the issue is finally resolved and the amount can be quantified.

6.10	Indemnity. The Principals shall indemnify, defend and hold harmless PSSWM, its shareholders, affiliates, subsidiaries, directors, officers, employees and Tiger SS and TIGER WFOE from and against all claims, losses, or liabilities of whatever kind arising directly or indirectly from (i) the inaccuracy or breach of any representation or warranty of the Principals, Tiger SS or TIGER WFOE, (ii) the breach of any covenant of the Principals or Tiger SS or TIGER WFOE, or (iii) the management and operation of Tiger SS or TIGER WFOE which relate back to the time period prior to the closing date of the Final Buyout. In the event that an indemnity obligation arises during the holdback period, an indemnification adjustment in an amount equal to the amount of the claim, loss or liability shall be deducted from the holdback amount before the holdback amount is released to the Principals. If the holdback amount is insufficient to cover the full amount of the indemnity obligation, the Principals shall be personally liable for any amounts in excess of the holdback amount.

Article 7. Products, Product Design, Product Development

7.1	Products. The Products to be sourced from China shall be agreed to by Parties. Parties acknowledge that Tiger SS has received an initial target list from PSSWM and that PSSWM has discussed certain profit expectations from the anticipated cost savings derived from sourcing those Products on that list from China. The prices applicable to the Products to be sourced from China shall be mutually agreed to by Parties.

7.2	Product Quality. PSSWM has the right to validate and verify the quality of Products or to request a third-party to evaluate the quality of Products. The Parties acknowledge that price, product quality and timely deliveries are of paramount importance to PSSWM and that PSSWM’s grant of exclusivity is conditioned on significant cost savings, product quality equivalent to or better than PSSWM’s current supply sources and timely deliveries. To the extent that price, quality or timely delivery fails to meet PSSWM’s requirements, and Tiger SS or TIGER WFOE fails to cure such failure within a reasonable period, such failure shall constitute a default under this Agreement. The parties shall mutually develop procedures and SOPs that clarify the responsibilities of each party in reaching delivery timeliness.

7.3	New Product Design Ownership. New Products sourced from China could be based on a Party’s product design and specifications, a Supplier’s product design and specifications, or joint product design and specifications of a Party and a Supplier. The product design and specifications and all intellectual property related to these new Products shall be owned by PSSWM unless the new Product results from Supplier’s sole effort or intellectual property. Tiger SS and Tiger WFOE shall identify issues related to any IP ownership with the Suppliers depending on the circumstances. Tiger SS and TIGER WFOE shall instruct Suppliers (a) to supply and deliver to PSSWM design prototypes and samples of new Products for PSSWM’s consideration, and (b) to cooperate in the new Product development process if requested to do so by PSSWM.

***** Confidential portions of this document have been redacted and have been separately filed with the Commission.

7.4	New Product Development Assistance. Consistent with its rights under Section 7.3, PSSWM may at its sole discretion:

(a) Undertake or fund new product development by whatever means it chooses, including paying or reimbursing Suppliers for designs, drawings, specifications, samples and the like;

(b) Purchase of molds, tooling and equipment for new Products and providing the same to Suppliers on terms and conditions to be agreed to with Suppliers; and

(c) Secure the exclusive rights to market and sell in the US market new Products that have been developed and are owned, or may be developed and are owned, by Chinese Suppliers.

All decisions on new product development and Supplier assistance with molds, tooling or equipment shall be made by PSSWM on a case by case basis, with the advice and consultation of Tiger SS and TIGER WFOE. Any and all information on new product development by Suppliers shall be provided by Tiger SS and TIGER WFOE to PSSWM.

7.5	Product Innovations. Innovations to existing Products, including those made by Tiger SS or TIGER WFOE, and those made by Suppliers if financed by PSSWM, shall be owned by PSSWM. Tiger SS and TIGER WFOE will make its best efforts to develop Product innovations, at PSSWM’s request and on its own initiative, particularly when a need arises to make modifications to the Product design or specifications to prevent any possible infringement of a US patent, trademark or copyright. Tiger SS and TIGER WFOE shall at all times, in conjunction with PSSWM, conduct due diligence on each Product supplied to PSSWM to ensure that the imported Product does not infringe any US patent, trademark or copyright. Tiger SS, TIGER WFOE and the Principals shall not knowingly source Products that infringe on any US patents, trademarks or copyrights.

7.6	Exclusive Right to Market and Sell. PSSWM shall have the sole and exclusive right market, sell, brand and re-brand any new Products and Product innovations to which it owns the intellectual property rights.

Article 8. Commissions, Payments and Taxes

8.1	Commissions. Tiger SS shall be paid by PSSWM a commission equivalent to ***** of the product cost. Tiger SS shall enter into a consultancy agreement with TIGER WFOE to provide all the sourcing services described in this Agreement under a cost plus arrangement. Tiger SS shall pay TIGER WFOE for all sourcing services it is required to provide under the consultancy agreement and this Agreement.

8.2	Product Cost. The product cost figure used for calculating the commission is the product cost (FOB port of departure in China), exclusive of insurance, freight, U.S. customs duties and fees, U.S. taxes on the goods, and other similar costs and charges. The commissions shall be calculated on the product cost of the Products that have been delivered to and accepted by PSSWM. The product cost of any Products that do not

***** Confidential portions of this document have been redacted and have been separately filed with the Commission.

meet PSSWM’s quality specifications (except to the extent that such Products were accepted with a discount in which case the commission is due on the discounted value), or were damaged in transit (except to the extent that such Products were covered by insurance to the extent of ***** or more of value) will not be included in the product cost used to calculate the commission.

8.3	Product Cost Transparency. PSSWM will allow total transparency of its procurement process, costs and revenues that effect the calculation of commission.

8.4	Commission Payments. PSSWM shall wire transfer the commission payments to Tiger SS to a bank account specified by Tiger SS on a monthly basis. The commissions will be due and payable on each shipment when the invoice from the Supplier for that shipment becomes due and payable and the terms of payment of the commission shall be the same as those of the relevant Supplier.

8.5	Product Payments. All payments for the Products will be paid directly to the Supplier by PSSWM.

8.6	Taxes. Tiger SS shall be responsible for and covenants to pay all Hong Kong and China taxes on all commissions and other earnings. TIGER WFOE shall be responsible for and covenants to pay all China taxes on its earnings, profits and operations. Tiger SS shall be responsible for and covenants to pay all Hong Kong taxes on its earnings, profits and operations and if applicable, China taxes as well. The Principals are responsible for and covenants to pay all taxes wherever owed on any payments it receives from PSSWM for the Buyouts and Tiger SS and TIGER WFOE.

To the extent that any taxes are assessed on Tiger SS, TIGER WFOE or Principals relative to the period before, or as a result of, the Final Buyout, the Principals shall pay those taxes and if they remain unpaid, PSSWM may pay them and seek reimbursement from the Principals. This obligation of the Principals to be responsible for and to pay all taxes relative to the period of their ownership and operation of Tiger SS and TIGER WFOE is an obligation that will become extinguished only upon the expiration of the statute of limitation applicable to the tax liability in question in the jurisdiction in which the tax liability is assessed. Similarly, the right of PSSWM to seek reimbursement from the Principals for any taxes it may have paid that relate to the period on or before the Final Buyout shall expire only when the obligation of the Principals expire as described above. Reimbursements for taxes may be deducted from the Holdback amount set forth in Section 6.9.

Article 9. Authority, Representations and Warranties

9.1	No Authority to Contract. Tiger SS and TIGER WFOE shall have no authority to contract with Suppliers for PSSWM. Tiger SS’s and TIGER WFOE’s business and legal relationship with PSSWM is that of an independent contractor. Only PSSWM shall have the right to contract to buy from Suppliers.

9.2	Signatories to the Supply Contract. Notwithstanding Section 9.1, the role of Tiger SS shall be set forth as described in Section 5.3 and a signature block for Tiger SS at the end of the Supply Contract will be included so that the Buyer and Seller in the Supply Contract recognize the role to be performed by Tiger SS and so that Tiger SS will have acknowledged and accepted its management and coordination role for each Supply Contract.

9.3	Mutual Representations and Warranties. Each Party represents, warrants and covenants to the other for the Term of the Agreement as follows:

(a) It has the full and unrestricted right, power and authority to enter into, and to perform the terms, covenants and conditions of this Agreement, and to be bound thereby during the entire Term of this Agreement and any extension thereof; this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the provisions of the Agreement;

(b) There is no action, suit or proceeding by or before any court, arbitrator or other government body pending or threatened against it which questions the validity or legality of this Agreement or any act to be performed or taken by it in connection with this Agreement;

(c) None of the representations or warranties made by it in this Agreement and no other information provided by it to the other contains an untrue statement of material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading; and

(d) No consent, approval or authorization of, or filing or registration with, any third party or governmental body is required in connection with the execution, delivery and performance by it of this Agreement.

9.4	Representations and Warranties of the Principals. The Principals represent, warrant and covenant as follows:

(a) The Tiger Group has no ownership or financial interest in, nor any control of, (i) any Suppliers or the factories manufacturing any Product, (ii) any supplier or vendor of any components or raw materials utilized in any Product, or (iii) any agent representing any of the parties reference in clauses (i) and (ii) of this sentence. No member of the Tiger Group, for its own account or the account of any of its agents or affiliates, sell raw materials or components to the factories manufacturing any Products and none of these factories, or any agents, have any ownership interest in, or any control over, any member of the Tiger Group. Notwithstanding the foregoing, the Parties acknowledge that the Principals and Tiger Medical have business relationships with certain raw materials companies in China which are permitted exceptions to this Subsection (a).

(b) To the best of the knowledge of the Principals, all members of the Tiger Group are in compliance with all applicable laws, regulations and orders of China, Hong Kong and United States.

(c) The Principals are and shall be at all times during their ownership and operation of Tiger SS and TIGER WFOE be in compliance with the Foreign Corrupt Practices Act of the United States (“FCPA”) and all other applicable US anti-bribery laws. Additionally, the Principals shall institute a FCPA compliance program for TIGER WFOE and cause all employees of TIGER WFOE to adhere to the FCPA compliance program.

***** Confidential portions of this document have been redacted and have been separately filed with the Commission.

(d) *****, a former representative of Tiger Medical in the United States has no title, right or interest of any kind, directly or indirectly, in Tiger SS and TIGER WFOE.

Article 10. Audit Books and Records

10.1	Audit Books and Records. Tiger SS and TIGER WFOE shall maintain its books and records in accordance with United States Generally Accepted Accounting Principles. Tiger SS and TIGER WFOE shall audit its books and records once each year and provide year-end audited financial statements to PSSWM by January 20th of the subsequent year. The audits will be conducted by an accounting firm mutually agreed by the Parties.

PSSWM shall have the right to audit the books and records of Tiger SS and TIGER WFOE on a quarterly basis in accordance with United States Generally Accepted Accounting Principles. Tiger SS and TIGER WFOE agree to cooperate fully with PSSWM for each such audit and shall provide PSSWM with any and all documents or records required by PSSWM, upon PSSWM’s request. To the extent PSSWM conducts quarterly audits, PSSWM will pay for the first, second and third quarter audits and Tiger SS and TIGER WFOE will pay for year-end audits.

Similarly, TIGER SS shall have the right, at its sole cost and expense, on a quarterly basis to audit such books and records of PSSWM as are necessary to verify actual COGs savings.

For purposes of US tax reporting, Tiger SS and TIGER WFOE shall cooperate with PSSWM in all respects and provide all information and documentation requested by PSSWM.

Article 11. Confidentiality, Non-compete

11.1	Proprietary Information. All tools, tooling, equipment, molds, materials, samples, writings, design drawings, artwork, specifications, technical knowledge, manufacturing knowledge and other tangibles, intellectual property (inclusive of patents, trademarks, copyrights and trade secrets), all information of any nature and in any form which is owned by the Parties and their affiliates and which is not publicly available or generally known to persons engaged in businesses similar to that of PSSWM and Tiger Medical during the Term of this Agreement, including, but not limited to, research techniques; patents and patent applications; inventions and improvements, whether patentable or not; development projects; computer software and related documentation and materials; designs, practices, equipment, processes, methods, know-how and other facts relating to the business of the Parties; practices, processes, methods, know-how and other facts related to supply, suppliers, vendors, supplier lists or suppliers’ purchases of raw materials and components, sales, advertising, promotions, financial matters, customers, target lists, customer lists or customers’ purchases of goods or services; and all other secrets and information of a confidential and proprietary nature, information about the business, clients and Products of the Parties or other methods, processes, scheduling, sources of supply, customers, marketing, financial information and the like which the Parties disclose to each other and to Suppliers (the “Proprietary Information”) shall remain the sole and exclusive property of PSSWM and possession of all such Proprietary Information shall be turned over to PSSWM when the Final Buyout occurs. No part of the Proprietary Information, inclusive of tooling, designs, drawings, iterations, scrap production and samples, can be sold or distributed to any entity or person.

11.2	Confidentiality of Proprietary Information. The Proprietary Information shall be deemed to have been disclosed and exchanged as part of the consideration under this Agreement and shall be held in strict confidence by the Parties and their related entities and their owners, directors, officers, employees and agents and shall not be used to benefit any Party except in connection with this Agreement or any other person, entity or third-party. Each Party shall be under a duty to prevent any disclosure or use inconsistent with PSSWM’s rights in the Proprietary Information.

11.3	Non-compete from Suppliers. The Principals, Tiger SS and TIGER WFOE covenant to monitor and ensure that Suppliers and their owners, directors, officers and employees do not disclose or use the Proprietary Information except in connection with the applicable Supply Contract with PSSWM.

11.4	Confidentiality Agreement from Target Suppliers. Tiger SS and TIGER WFOE shall bind each target Supplier to the confidentiality of the Proprietary Information by having each target Supplier sign a Confidentiality Agreement, using the form attached as Exhibit F. This Confidentiality Agreement shall be required of all target Suppliers, even when PSSWM and the target Supplier do not come to an agreement and no Supply Contract is entered into with the target Supplier.

11.5	Confidentiality of this Agreement. All financial terms and conditions of this Agreement, except those that relate to Tiger SS and TIGER WFOE’s sourcing activities for PSSWM, shall be held in strict confidence by the Principals and all members of the Tiger Group at all times during the term of the Agreement and for five (5) years thereafter. In no event shall the Principals or any member of the Tiger Group publicize or disclose its contractual relationship with PSSWM except to Suppliers and target Suppliers to perform its sourcing activities as provided in the Master Supply Agreement.

Article 12. Trademarks

12.1	Trademarks. PSSWM, for itself and its customers, shall determine the trademarks and style names (the “Trademarks”) to be used exclusively on or in connection with the Products. Tiger SS, TIGER WFOE, the Principals and the Suppliers are not granted any right to use any corporate names, trade names, trademarks, trade dress, markings or other intellectual property of PSSWM or its customers. The Principals covenant to ensure that all members of the Tiger Group shall not, anywhere in the world, register, attempt to register or attempt to obtain any interest in, any trademarks or intellectual property owned or licensed by PSS Group, PSSWM and its customers, nor make any claims inconsistent with the rights of PSS Group, PSSWM and its customers.

12.2	Trademark Cooperation. At the request of PSSWM, Tiger SS, TIGER WFOE and the Principals shall perform whatever acts PSSWM reasonably deems necessary or desirable to preserve and protect, and to vest in PSSWM or its designee the right, title and interest to any Proprietary Information, trademarks or other intellectual property. PSSWM will reimburse Tiger SS, TIGER WFOE and the Principals for all pre-approved expenses related to such performance.

***** Confidential portions of this document have been redacted and have been separately filed with the Commission.

Article 13. Default, Termination, Remedies

13.1	Default. Any one of the following shall constitute an event of default:

(a) A Party defaults in the performance of any covenant, warranty, representation or other obligation under this Agreement and the default is not cured after 30 days’ written notice to the defaulting Party by the non-defaulting Party; or

(b) A Party is subject to any administrative or governmental action which suspends or terminates its business; or

(c) A Party makes a general assignment for the benefit of creditors, suspends business or commits any act amounting to business failure, or makes a voluntary assignment or transfer of all or substantially all of its property; or

(d) A voluntary petition in bankruptcy is filed by the Party, or any involuntary petition to obtain an order for relief against the Party is filed under the bankruptcy laws applicable to the Party; or

(e) Failure by Tiger SS and TIGER WFOE to achieve the financial performance benchmarks set forth in Section 4.10 for the Final Buyout and less than ***** of the targeted sales amount specified in Exhibit B(1) for the Interim Buyouts; or

(f) Failure by PSSWM or any successor in interest to continue this Agreement when Tiger SS and TIGER WFOE are not in default and the actual sales amount for the previous fiscal year and the current fiscal year are met by at least ***** of the projected targeted sales amount specified in Exhibit B(1).

13.2	Default Remedy for PSSWM. In the event of a material default by the Principals, Tiger SS or TIGER WFOE (“TIGER Default”), PSSWM shall have the right and remedy:

(a) to terminate the Agreement and compel the Principals to elect one of TIGER Default options set forth in Section 13.4 below; or

c) to pursue any and all of its legal and equitable remedies.

13.3	Default Remedy for Tiger SS. In the event of a material default by PSSWM, Tiger SS shall have the right and remedy:

(a) to terminate the Agreement and to compel PSSWM to sell the shares of Tiger SS owned by PSSWM in accordance with Section 13.5 below; or

(b) to pursue any and all of its legal and equitable remedies.

13.4	TIGER SS Default Options. If the PSSWM opts to terminate this Agreement upon TIGER Default, the Principals shall have the option to repurchase all of PSSWM’s shares of Tiger SS for the sum of the payments made by PSSWM to Principals for the Initial Buyout and the Interim Buyouts, net of the taxes paid by the Principals on such

Buyouts. If the Principals do not within thirty (30) days after written notice of Tiger SS’ default elect to exercise its default repurchase option, PSSWM will have the option to purchase all of the remaining shares of TIGER SS for a nominal purchase price to be determined solely by PSSWM in its absolute discretion.

13.5	PSSWM’s Default Option. If the Tiger SS opts to terminate this Agreement upon material default by PSSWM, the Principals shall have the right to compel the PSSWM to sell all of PSSWM’s shares of Tiger SS at the lesser of: (a) the sum of the amounts paid by PSSWM to Principals for the Initial Buyout and the Interim Buyouts, net of taxes paid by the Principals on such Buyouts; or (b) the fair market value of the shares based on a valuation of Tiger SS as an ongoing operating company with earnings and profits extrapolated to a full year of financial performance based on the last six full months of operation of Tiger SS and Tiger WFOE prior to the issuance of a notice of a default or an occurrence of an event of default.

13.6	No Sale by Principals. In any situation where the Principals end up with all the shares of Tiger SS, whether due to a TIGER Default or a PSSWM default, the Principals covenant for 24 months from the date of their acquisition of all the shares of Tiger SS not to sell all or a controlling interest in Tiger SS, or all or controlling equity interest in TIGER WFOE, without duly disclosing such sale to PSSWM and paying to PSSWM a prorata portion of the proceeds from the sale based on the maximum ownership percentage owned by PSSWM prior to the acquisition of all the shares of Tiger SS by the Principals.

Article 14. Dispute Resolution

14.1	Consultation or Mediation. In the event any dispute arises out of or in relation to this Agreement, Parties shall attempt in the first instance to resolve such dispute through friendly consultations or mediation. If the dispute is not resolved in this manner within sixty (60) days after the date on which one Party has served written notice on the other Party for the commencement of consultations or mediation, then either Party may refer the dispute to arbitration in accordance with the provisions of Section 14.2. The fees and costs of a mediator shall be split between Parties.

14.2	Arbitration. Either Party may submit the dispute for arbitration which shall be conducted in Jacksonville, Florida, and administered by the American Arbitration Association in accordance with its International Arbitration Rules with instructions that: (i) all proceedings in any arbitration shall be conducted in the English language and (ii) there shall be one (1) arbitrator jointly selected by Parties or absent agreement, selected by the American Arbitration Association from a list of six candidates with each Party proposing three of those candidates. The arbitration award shall be final and binding on Parties, and Parties agree to be bound by the arbitral award and to act accordingly. The fees and costs of the arbitrator shall be split between Parties and the arbitrator may award reasonable attorneys fees and costs to the prevailing Party.

14.3	Litigation. Parties have selected binding arbitration as the sole means to resolve a dispute between them over monetary claims that cannot be resolved through consultation or mediation. Concurrently with or without an arbitration, either Party may pursue through litigation at any time: (a) claims for injunctive or other non-monetary relief; (b) claims that also involve third-parties who have not consented to arbitration; and (c) claims in litigation commenced by third-parties. The prevailing Party shall be entitled to reasonable attorneys fees and costs.

14.4	No Public Disclosure. The existence and resolution of the arbitration proceedings shall be kept confidential by Parties and by the arbitrator, except as required by law, regulation or a court of competent jurisdiction. All disputes between Parties concerning the representations, warranties, covenants and agreements contained in this Agreement shall be exclusively and finally resolved in accordance with the provisions of this Article 14.

Article 15. Notices

Any notice under this Agreement shall be in writing, shall be effective upon receipt and shall be transmitted by personal delivery, U.S. mail, or national or international air courier services (Federal Express, UPS, DHL and the like), facsimile transmission if receipt is confirmed, or by email upon confirmation of both delivery and opening and with a hard copy sent by U.S. Mail, and addressed as follows:

If to PSSWM:	If to Tiger SS and TIGER WFOE:

Attn: Mr. Kevin English

PSS Worldwide Medical

4345 Southpoint Blvd.

Jacksonville, FL 32216

USA

Phone: 904.332.3364

Facsimile: 904.332.3214

Email: kenglish@pssd.com

With a copy to:

Attn: Ms. Grace Parke Fremlin

Foley & Lardner, LLP

3000 K Street, NW, Suite 500.

Washington, DC 20007-5101

USA

Phone: 202.672.5598

Facsimile: 202.672.5399

Email: gfremlin@foley.com

Attn: Mark Engel

Company: Tiger WFOE

Street: Liu Lin Tower, Suite 1910, 1 Huai

Hai Zhong Road

City State Zip: Shanghai, 200021

Country: China

Phone: 86.21.6386.6300

Facsimile: 86.21.5383.5200

Email: markcengel@yahoo.com

With a copy to:

Attn: Mr. Edward E. Lehman

Lehman Lee & Xu

Dongwai Diplomatic Office Building 6th Fl.

23 Dongzhimenwai Dajie Beijing 100600

China

Phone: 86.10.8532.1919

Facsimile: 86.10.8532.1999

Email: elehman@lehmanlaw.com

Article 16. General

16.1	510(k) Filings. Parties acknowledge that (i) certain products will require 510 (k) filings with the US FDA before importation of these products into the United States; (ii) the completion of these filings could take six months or more; and consequently, the parties will work diligently to make these filings. PSSWM will take primary responsibility for making the filings with the full cooperation and assistance of Tiger SS and WFOE.

16.2	Contingency Plans. The parties shall on their own initiatives furnish to the other (a) any information concerning matters the presence or absence of which could result in delays or non-performance, and (b) assurance or contingency plans, in such form as may be satisfactory to the other party, with respect to those matters and covenants to diligently implement such plans.

16.3	Assignment. Assignments, subcontracts and transfers, in whole or in part, of this Agreement by the Principals, Tiger SS or TIGER WFOE are prohibited. Assignments of this Agreement by PSSWM to a company owned, controlled by or affiliated with PSS Group, or PSSWM are permitted in PSSWM’s sole discretion.

16.4	Independent Contractor. The Principals, Tiger SS and TIGER WFOE are independent contractors, not agents, licensees, distributors or employees of PSSWM, and are not authorized to assume or create any obligation on behalf of or in the name of the PSS Group or PSSWM.

16.5	Patent Markings. Each Product manufactured pursuant to this Agreement in accordance with any patent rights and licensed rights shall bear appropriate patent markings, either by fixing thereon the word “patent” or the abbreviation “pat.”, together with the number of patent, in accordance with Title 35 United States Code Section 287.

16.6	Survival. Unless otherwise agreed in writing, the obligations, liabilities, warranties, representations, covenants, rights and remedies of each of the Parties accrued, made or incurred prior to or at the time of any termination or expiration of this Agreement, including Articles 6 and 11, shall survive such termination or expiration for three (3) years.

16.7	Waiver. The failure of either Party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions, or any right or remedy shall not be construed as a continuing waiver or relinquishment of that provision, and each may at any time demand strict and complete performance by the other of all terms, covenants, conditions, and any right or remedy.

16.8	Interpretation. Headings are solely for the purpose of aiding in speedy location of subject matter and have no meaning under this Agreement. When used in this Agreement, “including” means “including without limitation” and terms defined in the singular include the plural and vice versa. The Agreement consists of negotiated documents and each Party has cooperated in the drafting of the Agreement and its exhibits. If any construction is to be made of any provision, it shall not be construed against either Party on grounds that such Party was the drafter of the document or any particular provision.

16.9	Governing Law. This Agreement shall be governed by the laws of the State of Florida and the United States without reference to principles of conflicts of law.

16.10	Severability. If any provision becomes invalid or unenforceable under any law, Parties intend that such provision will be deemed severed and omitted from this Agreement and the remaining portions shall remain in full force and effect as written.

16.11	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, constitute a single document.

16.12	U.N. Convention on Contracts. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

16.13	Governing Language. Parties agree that all notices, consents, approvals, records and other communications required or permitted to be held or delivered under this Agreement and all disputes to be resolved in connection with this Agreement shall be held, delivered and resolved in the English language.

16.14	Translations. This Agreement is executed in English. Any translation of this Agreement into Mandarin Chinese or any other language shall be for reference and informational purposes only and shall not be legally binding.

16.15	Entire Agreement. This Agreement constitute the entire agreement between Parties, with respect to its subject matter and supersedes all prior oral and written agreements, understandings, negotiations, promises, representations of any kind and there are no conditions to this Agreement which are not expressed therein. All modifications of this Agreement must be made in accordance with Section 2.2.

16.16	Exhibits. Exhibit A shall be updated by the Principals as necessary during the term of this Agreement. Exhibit C may be modified and updated by mutual agreement of PSSWM and Tiger SS. Exhibits D, E, and F may be modified and updated as necessary at the sole discretion of PSSWM at any time during the term of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their undersigned, duly authorized representatives.

PSS WORLD MED SHARED SERVICES, INC.		TIGER SPECIALTY SOURCING LTD.

By:	/s/ Kevin P. English	By:	/s/ Mark Engel
Name:	Kevin P. English	Name:	Mark Engel
Title:	Senior Vice President of Finance	Title:	President and CEO

PRINCIPALS:		TIGER SHANGHAI SPECIALTY SOURCING CO. LTD.:

/s/ Mark Engel		By:	/s/ Mark Engel
Mark Engel		Name:	Mark Engel
/s/ Elaine Fong		Title:	Chief Representative
Elaine Fong

/s/ Gao Zhan		TIGER MEDICAL PRODUCTS LTD.:
Dr. Gao Zhan
		By:	/s/ Mark Engel
		Name:	Mark Engel
		Title:	Chairman

Exhibit A of 10.35

*****Confidential portions of this document have been redacted and have been separately filed with the Commission.

Companies for whom the Tiger Group and the Principals conduct sourcing activities

The following is a list of companies that the Principals own, along with a list of their customers and products and services being provided. In the event that any company listed below, or any new company the Tiger Group or the Principals own or are affiliated with, conducts sourcing activities, the principals shall first obtain the written consent of PSSWM.:

I. Tiger Medical Products: Tiger supplies disposable and medical products to Asian and US markets. Ownership: Gao Zhan *****; Mark Engel *****; Elaine Fong *****. The following is a complete list of existing clients and the status thereof.

*****: Provide ***** with a variety of enema products. We have also committed to work with them on several consumer products including: feminine wipes, spray products, and similar products expanding or outsourcing existing lines. Going forward, we will not accept additional products without PSSWM’s consent. PSSWM recognizes that Tiger Medical and its Principals have an existing obligation to service this client.

*****: Sourcing a specialty vaginal collector and related products. We will seek approval for all other products. PSSWM recognizes that Tiger Medical and its Principals have an existing obligation to service this client

*****: Sourcing a specialty vaginal collector and related products (same product as ***** but for different international markets). Ownership: *****, but diminishing as additional investors are brought into company. We will seek approval for all other products. PSSWM recognizes that Tiger Medical and its Principals have an existing obligation to service this client

*****: Various customized lab products. We will seek PSSWM’s approval for all other products.

*****: We have an obligation to complete orders in one product if required *****. We will seek PSSWM’s approval for all other products.

*****: We have from time to time sold to these companies a variety of Chinese made disposable products. We will not sell any further products without PSSWM’s approval.

*****: Tiger is awaiting final approval of a 510(k) for ***** (we are still waiting for a few final test results on which FDA has conditioned approval). We have spent considerably on obtaining this 510(k) and would like to recover costs on this product. However, no commitments have been made to any potential customers except to ***** (which provided us with certain support in obtaining the 510(k) and for which on a hand shake we promised sale at a certain price). Once approved, no additional customers will be obtained without the approval of PSSWM.

*****Confidential portions of this document have been redacted and have been separately filed with the Commission.

II. *****: This company is in the business of developing with US inventors novel new products in the device and pharmaceutical field. Ownership: *****. Products will be licensed to third party major distributors once prototypes and proof of concept is developed. Products currently under development now include: *****. Any expansion of business activities related to sourcing medical supplies that require the time and attention of the Principals will require the approval of PSSWM.

III. *****: This company trades in publishing and various consumer products. Key US buyers include ***** (books and associated consumer products) and ***** (plastic hangers). Ownership: *****. Total 2004 revenue is under *****. Any expansion of business activities related to sourcing medical supplies that require the time and attention of the Principals will require the approval of PSSWM.

IV. *****: This company provides some regulatory and clinical trial services to possible multinational suppliers of raw materials to factories of some products for PSSWM. Ownership: *****. Any expansion of business activities related to sourcing medical supplies that require the time and attention of the Principals will require the approval of PSSWM.

V. *****: This company provides some marketing services to possible vendors of raw materials to factories that might produce some products for PSSWM. Ownership: *****. Any expansion of business activities that potentially might have any conflict with the PSSWM will require the approval of PSSWM.

Exhibit B of 10.35

*****Confidential portions of this document have been redacted and have been separately filed with the Commission.

CALCULATION OF INTERIM BUYOUT PRICE

OF TIGER SS STOCK

Fiscal Year	Targeted Sales (Landed Costs)	Interim Buyout Price	Reduced Interim Buyout Price	Percentage PSSWM Ownership	Cumulative PSSWM Ownership Percentage
2005	*****	USD 1 million	*****	*****	*****
2006	*****	*****	*****	*****	*****
2007	*****	*****	*****	*****	*****
2008	*****	*****	*****	*****	*****
2009	*****	See Exhibit B(2)	See Exhibit B(2)	*****	*****

Payment Matrix (Fiscal Year 2009) See Exhibit B(2)

Notes:

1. Sales for New Programs:. From time to time, there may be a new initiative or non-routine, non-repetitive and unusually large purchase by PSSWM that should be excluded from the Targeted Sales amount. These types of new initiatives or non-routine and non-repetitive purchases are not intended to be included in the Targeted Sales amount for purposes of calculating the Interim Buyout Price or the Final Buyout Price. The parties agree to subsequently negotiate how to split the benefits from such purchases.

*****Confidential portions of this document have been redacted and have been separately filed with the Commission.

Exhibit B(2)

Volume of Purchases

Profit	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****

Note:	The Total Purchase Price reflected in the table above will be netted against any amounts previously paid to Tiger Principals in consideration for shares and all adjustments described in the Sourcing Services Agreement.

Exhibit C of 10.35

SERVICES LEVEL AGREEMENT

Date:

THIS SERVICES LEVEL AGREEMENT (the “SLA”), is an exhibit to the SOURCING SERVICES AGREEMENT of the same date.

Article 1. Sourcing Services; Contracts with Suppliers

1.1	Outline of Sourcing Services. For purposes of this SLA, all references to TIGER SS shall collectively refer to TIGER SS and TIGER WFOE. For and on behalf of PSSWM, TIGER SS shall:

(a) Identify, interview, select and recommend factories suitable for the manufacture of Product after conducting reasonable financial and business due diligence on each Supplier, factory, owners, directors and officers (all due diligence results shall be provided to PSSWM in writing);

(b) After careful review of PSSWM’s Order Request, draft Product specifications and Product packaging specifications for each Product; draft other materials as PSSWM may require to make Product or sourcing decisions. PSSWM’s approval of all drafts of Product specifications and other materials drafted for PSSWM shall be obtained;

(c) Solicit bids and negotiate the most favorable terms and best prices for the Product; and whenever possible, deal directly with the factories and avoid going through agents;

(d) Solicitation for bids and negotiations shall take place after: (i) Supplier due diligence has been completed, resulting in a favorable assessment on Supplier; and (ii) a confidentiality agreement, using the form confidentiality agreement set forth in Exhibit F, has been signed by the target Supplier;

(e) For each Supplier with whom PSSWM has agreed to source, prepare a Supply Contract (or alternatively called a Master Supply Agreement), using the form set forth in Exhibit E, for PSSWM to review, approve and execute;

(f) Draft Purchase Order, using the form set forth in Exhibit D, for PSSWM to review, approve and issue; Draft Purchase Order to include all details of the order such as design and product specifications, sizes, quantities, prices, packaging instructions, labeling requirements, branding, shipping dates, delivery dates and country of destination, payment terms and other terms of purchase specified by PSSWM

(g) .Arrange for the manufacture, inspection, packing and shipment of Product;

(h) Monitor, ensure and enforce compliance and performance of each Supplier and timely deliveries with each PO and all the terms and conditions of the Supply Contract;

(i) Monitor, ensure and enforce quality assurance with each Supplier and draft a Quality Assurance instructions and agreements for PSSWM to review, approve and execute if it is deemed to be necessary;

(k) Obtain documentation necessary for the exportation of the Product in China and importation of Product to the United States or other country, clearly specifying the country of origin and destination;

(l) Provide PSSWM with the relevant Supplier’s original invoices for Products, it being understood that TIGER SS will never act as a seller of any Product to PSSWM;

(m) Maintain complete and accurate records of all Products ordered, in progress, finished and in transit for the account of PSSWM and, at the request of PSSWM, provide PSSWM with access to and copies of the records;

(n) Reserve and maintain PSSWM’s right to collect and retrieve for PSSWM all tooling, designs, specifications, drawings, renderings, artwork, models, iterations, scrap production, samples and other items of Proprietary Information at the end of a production cycle or the Supply Contract.

1.2	Contracts with Suppliers. TIGER SS must ensure that each Supplier and PSSWM have agreed and signed a Supply Contract, using the Master Supply Agreement set forth in Exhibit E, before preparing any draft POs to be issued by PSSWM with that Supplier. The contract terms with the Suppliers shall consist of the Master Supply Agreement, POs, Supplier acknowledgements and a Quality Assurance Agreement if any. TIGER SS may provide Chinese translations of documents to the Suppliers with a clear understanding and agreement by the Supplier that the Chinese translation is for convenience only and is not legally binding on PSSWM.

Article 2. Supply Chain Requirements

2.1	PO and Acknowledgement. PSSWM will issue and submit fax or electronic purchase orders to Supplier and TIGER SS. Supplier will provide electronic order acknowledgement via EDI or TIGER SS’s vendor web portal within five (5) business days from the receipt of the PO. PO will include (i) verification at the item level of shipment date, ship-from location, and shipment mode, (ii) order number, (iii) price, (iv) backorders and expected backorder release dates and acknowledgement will confirm the same. In the event that such order acknowledgment is not possible as above then the parties will determine another acceptable method.

2.2	Fill Rates. TIGER SS will monitor and ensure that each Supplier provides an average first-pass line fill rate of at least ninety five percent (95%), measured monthly. Fill rates are calculated at the purchase order line level as quantity received on the first pass (initial receipt) divided by quantity ordered. Each purchase order line first pass fill rate is weighted equally in the calculation of an average first pass fill rate for all purchase order lines received during the month.

2.3	Production Closures. TIGER SS shall provide PSSWM with annual calendars indicating Chinese holidays and other closures of shipping and customer service operations, and will provide at least thirty (30) days advance notice, in writing, of any changes to this calendar.

2.4

Packaging List. TIGER SS shall monitor and ensure that each Supplier provides a packaging list with PSSWM’s purchase order number, PSSWM’s item number, quantity shipped, and date shipped with each shipment. If applicable, the packaging list should also provide serial number, lot or batch number, NDC or UPC number, and expiration date. Except for combined contain loads, there should be no more than one PSSWM purchase order number per Supplier packaging list, and all packaging lists should be printed in PSSWM part number sequence indicating split shipments and backorders, as applicable.

2.5	Packing and Labeling. TIGER SS shall monitor and ensure that each Supplier (i) preserves, packages, handles, and packs Products so as to protect the Products from loss or damage, in conformance with good commercial practice, government regulations, and other applicable requirements; (ii) marks the exterior of the boxes with the associated PSSWM item number and serial number, lot or batch number, NDC or UPC number as applicable, of the contents; (iii) provides this information on the exterior of the boxes in bar-code format; (iv) ships Products as specified by PSSWM; and (v) is responsible for any loss or damage due to its failure to properly preserve, package, handle or pack Products.

2.6	No Excess Charges. TIGER SS shall monitor and ensure that each Supplier does not apply any miscellaneous, transportation, handling, HAZMAT, accessorial, minimum order or pallet charges, surcharges or fees to any PSSWM purchase orders or deliveries unless specifically approved by PSSWM in the PO acknowledgement.

Article 3. Forecasts, Production Schedules, and Quantity Variations

3.1	Forecasts. PSSWM shall provide to TIGER SS a forecast of the requests for proposal to source Products that PSSWM expects to order from Suppliers during each six-month periods. The forecasts and updates furnished to TIGER SS shall be entirely non-binding and for planning purposes only.

3.2	Production Schedule. At PSSWM’s request, TIGER SS shall use best efforts to arrange for the Suppliers to agree to schedule share and allow PSSWM to determine Suppliers’ production schedule and to share materials, capacity or other information necessary to meet PSSWM’s production needs.

3.3	Quantity Variations. If the quantity delivered varies from the quantity specified in a PO, then TIGER SS shall arrange for Supplier to ship additional Products at the earliest possible moment and by the fastest practicable and available means, but without any increase in costs to PSSWM if the quantity delivered varies from the quantity supplied. In the case of excess Products above approved PO variations, PSSWM may treat the excess amount as a separate purchase order and agree on a payment date to be communicated to Supplier or reject the excess amount and return it to Supplier at Supplier’s cost.

3.4	Shipping Container Capacity Constraints. If quantity variations are a function of shipping container capacity constraints, TIGER SS shall so inform PSSWM promptly prior to shipment. In each PO, PSSWM shall indicate which SKU(s) shall absorb any quantity variance(s).

Article 4. Shipping

4.1	Drop Shipment. At PSSWM’s request, TIGER SS shall arrange to have either the Supplier or UPS (or such other shipping company as designated by PSSWM) drop ship any order for Products directly to a location designated by PSSWM. Upon delivery, the bill of lading shall be presented to PSSWM or its designee/consignee for signature. The bill of lading shall be in such form, and shall contain such information, as shall be approved by PSSWM. Promptly following delivery of each drop shipment, TIGER SS shall or arrange Supplier or UPS (or such other shipping company as designated by PSSWM) to send a copy of the signed bill of lading bearing the designee/consignee’s signature to PSSWM.

4.2	Costs of Non-conformity. TIGER SS shall ensure that additional expenses, charges or claims incurred as a result of Supplier’s failure to make delivery in conformity with the agreed time, quality, quantity or deviation from the specified route, other shipping instructions or improper description of the shipment in shipping documents shall be Supplier’s responsibility and if any of these additional costs are incurred by PSSWM, TIGER SS shall ensure that PSSWM has the right to offset these costs against any amounts owed to Supplier.

Article 5. Quality, Non-Conforming Products

5.1	Quality. TIGER SS shall inspect for quality, condition and specifications of the Products at Supplier’s factory and reject non-conforming Products. PSSWM and its designee shall have the same inspection rights upon receipt of the Products at the final destination. Adherence to quality, condition and specifications will be determined on many factors. Specifications adherence includes all accepted design drawings, renderings, artwork, specifications, models, samples, written procedures, or other guidelines for the Products, all as furnished, replaced, substituted, updated or amended by PSSWM or TIGER SS, as applicable.

5.2	Non-Conforming Products. For non-conforming Products, consult with PSSWM and instruct Supplier as to the means and methods of cure and cover. PSSWM shall have no obligation to pay for non-conforming Products or for transportation costs of and may cancel all unshipped POs for the same Products unless TIGER SS reassures PSSWM that Supplier has taken immediate corrective measures to cure the quality or specifications variations.

5.3	Destruction of Non-Conforming Products. All non-conforming Products shall be destroyed by PSSWM if discovered after receipt of the shipment, with independent third party verification, or by TIGER SS or Supplier if the non-conformance is discovered before shipment. If the destruction is being conducted by Supplier, TIGER SS shall arrange with Supplier to witness and verify the destruction of the non-conforming Products and ensure that all labels, trademarks and markings identifying or belonging to PSSWM or its customers are destroyed.

5.4	Random Quality Testing. TIGER SS shall (i) reserve the right with each Supplier to select Product randomly during production or after arrival at destination for quality inspections by PSSWM, TIGER SS or third-party testing and to conduct random inspections during the production process to assure that the quality and workmanship of the Product in process strictly complies with the relevant approved samples and design and manufacturing specifications; (ii) promptly advise PSSWM in writing of any problems affecting the completion of POs for Product in accordance with the specified quality and delivery terms; and (iii) certify to PSSWM in writing (in the form of a signed certificate of inspection) that each order meets all quality specifications for that particular Product in accordance with the all quality specifications and sales samples.

Article 6. Quality Assurance

6.1	US FDA Compliance. If required, TIGER SS shall cause Supplier to maintain appropriate certification status and compliance with the US Food and Drug Administration’s (FDA) Quality System Regulation, the Medical Device Directive and all other applicable regulations.

6.2	Chinese SFDA or Other Legal Compliance. If applicable, TIGER SS shall cause Supplier to comply with all applicable Chinese laws, regulations, orders and standards that pertain to the Products or to the manufacturers of the Products.

6.3	US Compliance by PSSWM. Upon request, TIGER SS shall cause Supplier to furnish to PSSWM information required to enable PSSWM to comply with all applicable US law, regulations, orders and standards that pertain to the Products in the United States and to distributors for the Products.

Article 7. Modification of Products

7.1	Right to Alter Packaging. TIGER SS shall reserve to PSSWM the right to add notations or markings to the Product packaging after receipt of the Products.

7.2	Changes to Products and Packaging. TIGER SS shall cause Supplier to consult with PSSWM on new Products and design changes or modifications to Products and the packaging.

7.3	Notice of Discontinuance of Products. TIGER SS shall provide or cause Supplier to provide PSSWM with written notice of all Product discontinuance no less than sixty (60) days prior to the last order date.

Article 8. Customs

8.1	Product Registration. Upon mutual agreement, PSSWM may provide and the TIGER SS may be requested to assist with Product registration and localization assistance. In the case of documentation localization, all master documentation will be maintained and controlled, for the purpose of quality system compliance, by Supplier.

8.2	Country of Origin Certification. Upon PSS’s request, TIGER SS shall cause Supplier to provide an appropriate certification stating the country of origin for Products, sufficient to satisfy the requirements of (i) the customs authorities of the country of ultimate destination; (ii) any applicable export licensing regulations, if any, including those of the United States; and (iii) requirements for duty drawback, if any.

8.3	Country of Origin Markings. TIGER SS shall cause Supplier to mark every Product (or the Product’s container if there is not room on the Product itself) with the country of origin. Supplier shall, mark the Products as directed by PSSWM so as to comply with the requirements of the customs authorities of the country of ultimate destination.

8.4	Export/Import Agent. If the Products are being delivered FOB, FCA, FAS, CRF, CIF, CPT, CIP, DAF, DES, DEQ, DDU, as defined in Incoterms 2000, and the Supplier in question has no foreign trade right and has not named and import/export company to perform its obligations, TIGER SS shall act as the export agent, if TIGER SS is a properly licensed export/import company in China.

8.5	Export/Import Responsibility. If the Products are being delivered FOB, FCA, FAS, CRF, CIF, CPT, CIP, DAF, DES, DEQ, DDU, as defined in Incoterms 2000, TIGER SS or Supplier, as the case may be, shall be the exporter of record and shall comply with all customs matters at origin. PSSWM or its designee shall be the importer of record and shall comply with all customs matters at destination.

8.6	Documents for Customs Purposes. TIGER SS or Supplier, as the case may be, shall provide PSSWM or its designee with documentation deemed necessary by PSSWM or its designee to satisfy the requirements for customs benefits, US federal or state laws on domestic/foreign content, including country of origin information.

Article 9. COMPLAINTS, QUALITY RECORDS AND RECALLS

9.1	Complaints. TIGER SS will notify, in writing, Supplier’s quality assurance department of all Product complaints or any conformance issues that may affect the marketability of Products. TIGER SS shall conduct or cause Supplier to conduct safety investigations or other necessary follow-up activities. TIGER SS will provide information essential to such activities. TIGER SS or Supplier will promptly notify PSSWM when the corrective action has been completed.

9.2	Product Recall. If a recall of a Product occurs due to Supplier’s failure to supply Products that (i) conform in all material respects to the applicable published specifications; or (ii) are free from defects in material and workmanship (when given normal, proper and intended usage), TIGER SS shall cause Supplier to repair or replace at its own costs and expense all Products subject to the recall and previously delivered to PSSWM or its customers.

9.3	Recall Process. TIGER SS will arrange with Supplier to consult with PSSWM to establish a reasonable process for managing the recall and Supplier shall be responsible for all reasonable out-of-pocket expenditures incurred by PSSWM (inclusive of shipping costs, labor and travel costs) that are consistent with the recall process agreed to by the Parties. In the event the recall is not required by a governmental agency for safety or efficacy reasons, but is instead requested by Supplier at its sole discretion, Supplier will be responsible for determining the scope of the recall, including the number of units, timeframe for the recall, and criteria for completion, at no cost or expense to PSS.

Exhibit D of 10.35

Buyer: World Med Shared Services, Inc. 4345 Southpoint Boulevard Jacksonville, Florida 32216 USA Phone: Fax:	PURCHASE ORDER Page 1 of 1

The following number must appear on all related correspondence, shipping papers, and invoices:	P.O. NUMBER:

To Seller:	Ship To:

Phone: Fax:

P.O. DATE	SHIPPED VIA/SHIP BY (DATE)	F.O.B. POINT	BUYER’S FREIGHT FORWARDER

Item Number	Description	Quantity	UNIT PRICE	TOTAL

PAYMENT TERMS: Net 45 days after shipment and receipt of invoice and shipping documents; Payment by wire transfer into Seller’s bank account in China. COMMENTS:
OTHER
TOTAL

Documents to be presented by Seller:

Packing List	Mill Certificate	Quality Certificate issued by Local Testing Authorities
Insurance Policy	VAT Invoice	Carrier’s Cargo Bill	Other

All	commercial invoices and packing slips must contain but are not limited to the following information:

Invoice: Seller, Buyer, Consignee (if different from Buyer), purchase order number, item number, item description, quantity shipped, cost per piece, extended cost, Country of Origin.

Packing Slip must include everything that is on the invoice plus: total number of cartons, number of cartons per item, gross weight, net weight, shipment dimensions, shipping company, mode of transportation, shipment date.

Seller shall notify Buyer and its Designee of the shipment date on such date and advise Buyer of complete shipping and routing information. Seller must provide original shipment documents to Buyer and its Designee no later than seven (7) days after vessel sail date. On air shipments, documents must be sent no later than two (2) days after ship date.

1.      Please send two copies of your invoice.

2.      Enter this order in accordance with the prices, terms, delivery method listed above.

3.      Please notify us immediately if you are unable to ship as specified as to delivery date, price, quantity, quality or terms.

4.      Please send all correspondence to the authorized representative of Buyer at the above address and its Designee.

This purchase order is entered into pursuant to, and shall be governed by the terms and conditions set forth in the Master Supply Agreement by and between Buyer and Seller (“Agreement”). The terms & conditions of the Agreement are part of this purchase order.

Authorized Representative of Buyer Date

Exhibit E

*****Confidential portions of this document have been redacted and have been separately filed with the Commission.

MASTER SUPPLY AGREEMENT

EFFECTIVE DATE:

This Master Supply Agreement (the “Agreement”) is made as of the Effective Date by and between World Med Shared Services, Inc., doing business as PSS World Medical Shared Services, Inc., and Gulf South Medical Shared Services, Inc., a Florida corporation located at 4345 Southpoint Boulevard, Jacksonville, Florida 32216 USA (hereinafter referred to as “BUYER”), and                                                                                                                                                                             , a Chinese company located at                                                                                                                                                                                     , China (hereinafter referred to as “SELLER”).

BUYER has contracted with Tiger Specialty Sourcing, Limited, a Hong Kong company which has formed and organized a wholly foreign owned enterprise, Shanghai Hu Wei Medical Products Company Ltd., in Shanghai located at Suite 1910, 1 Huai Hai Zhong Road, Shanghai 200021 CHINA (hereinafter collectively referred to as “TIGER” or “Designee”), to identify, interview, select and recommend Chinese suppliers, negotiate the terms and conditions of each and every purchase and manage and coordinate its purchasing activity under this Agreement. BUYER will purchase and pay for the goods based on the terms and conditions of sale resulting from TIGER’s discussions with SELLER. Once an order is placed, TIGER shall manage and coordinate the purchase for and on behalf of BUYER.

WITNESSETH

WHEREAS, BUYER is in the business of buying medical products and equipment for distribution and sale in the United States;

WHEREAS, SELLER is in the business of selling                                                               and similar items (the “Products”); and

WHEREAS, BUYER wishes to purchase the Products from SELLER, as further delineated in attached Exhibit A, Product Specifications;

Now, therefore, in consideration of the mutual covenants of the parties and for good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1. Products; Purchase Orders

1.1	Products. SELLER agrees to produce and sell Products in accordance to specifications and samples provided by BUYER. SELLER must disclose any changes to the approved specifications, prior to making those changes, and obtain the written approval of BUYER.

1.2	Purchase Order. Each contract for the supply of Products shall be entered into under this Agreement by BUYER’s issuance to SELLER of a signed purchase order (a “PO”) and SELLER’s acceptance of that PO. The PO shall be substantially in the form attached hereto as Exhibit B. All POs must be signed by an authorized representative of BUYER and any unsigned orders cannot be accepted by the SELLER to establish a contract. Each PO may be transmitted to SELLER by hand, mail, air courier, facsimile or electronic transmission in PDF format. This Agreement will not accompany each PO but will apply to all POs between the parties.

1.3	Revised POs. When a PO is revised by BUYER, only the latest revised PO shall be the applicable order that is valid and enforceable. If a revised PO is not objected to in writing by the SELLER, it shall be deemed to have been accepted.

1.4	Acceptance of PO. A PO issued by BUYER will be deemed to have been accepted by the SELLER upon the first to occur of the following: (i) written acceptance by the SELLER, (ii) SELLER’s first shipment or other tender of performance under the PO, or (iii) SELLER’s failure to deliver written objection to BUYER’s PO or revisions to a PO within five (5) business days of the SELLER’s receipt of the initial PO or revised PO (or such other period as may be specified in the PO).

1.5	Terms of Acceptance. Acceptance of a PO issued by BUYER is expressly limited to its terms and the terms of this Agreement. Any modification or change in the terms of either any PO or this Agreement shall only be binding if accepted by the BUYER in writing by BUYER’S authorized representative. BUYER’S AUTHORIZED REPRESENTATIVE IS THE PERSON WHO IS A SIGNATORY TO THIS AGREEMENT FOR PURPOSES OF THIS AGREEMENT AND FOR PO ISSUANCES AND REVISIONS.

1.6	Sourcing Service Representative. For purposes of coordinating and managing the orders and ensuring SELLER’s performance of this Agreement and the POs, BUYER has appointed and designated TIGER to serve as its sourcing service representative. Please direct all questions and concerns related to the Products and the POs to TIGER.

To leave no doubt and to avoid confusion, the SELLER may deem a varying term not contained in this Agreement or the PO to be accepted by BUYER only if the BUYER’s authorized representative agrees in writing to the varying term. BUYER’s authorized representative is not a representative of Tiger or Designee.

1.7	Separate Contracts. Each PO accepted by SELLER shall incorporate all the terms of this Agreement and will be a separate contract.

ARTICLE 2. Price, Price Terms

2.1	Price. The unit price of each Product is set forth in the Product Description and Pricing, Exhibit C to this Agreement. The unit prices are be effective and fixed for one year from the date of the first PO for all orders unless otherwise mutually agreed by the parties.

2.2	Price Terms. All prices shall be: (i) in USD as stated in Exhibit C; (ii) inclusive of all costs and expenses of whatever kind or nature, unless modified in the PO; and (iii) in accordance with the terms specified in the PO.

*****Confidential portions of this document have been redacted and have been separately filed with the Commission.

2.3	Price Changes. SELLER agrees for ***** from the date of the first PO ***** (see Exhibit A). Thereafter, SELLER agrees *****. If either (a) the price of raw materials for the Products increases or decreases by more than *****, or (b) the exchange rate between the US dollar and the RMB changes by more than *****, then the parties agree to *****.

2.4	Changes in Costs for Raw Materials. The changes in the costs of raw materials could be measured by comparing documentary evidence of the decrease or increase in the raw material costs of the first and last POs from the preceding twelve-month period for an adjustment in the price for the next twelve-month period. Documentation could include either (a) in the case of the Supplier, a comparison of the costs using invoices and evidence of payments for the raw materials used to fill the first and last POs during the first year of the Agreement, and (b) in the case of the Buyer, a comparison of the cost data for the raw materials published by a neutral third party organization applicable on the dates of the first and last POs during the first year. This process could be repeated for any subsequent twelve-month period by either party if the need to do so for a price increase or decrease arises.

2.5	Index for Foreign Exchange Rate Changes. The changes in the foreign exchange rate between the US dollar and the RMB shall be measured by comparing the exchange rate published by the Wall Street Journal on the dates of the first and last POs during the first year of the Agreement and by repeating the process of comparing the exchange rates on the dates of the first and last POs of the second year and each subsequent years thereafter if the term of the Agreement is extended if the need to do so for a price increase or decrease arises.

2.6	Lowest Price Offer. SELLER agrees to not sell the Products to other buyers that will be reselling the Products in the United States for less than it sells to BUYER. If SELLER does offer a lower price to another buyer, that lower price shall be offered to BUYER;.

ARTICLE 3. Payment; Taxes

3.1	Payment. Payment will be made 45 days after shipment and after receipt of SELLER’s invoice and shipping documents. Payment will be by wire transfer into SELLER’s designated bank account in China. Payments for Products will not be construed as acceptance by BUYER of any non-conforming Products.

3.2	Taxes. Each party will be responsible for its own taxes on the purchase and sale of Products. Upon request, the parties will cooperate in obtaining and furnishing to each other certificates or other evidences of payment, inapplicability of or exemption from any sales, excise or other taxes or duties to which either party may request.

ARTICLE 4. Quality; Non-Conforming Products

4.1	Defective Products. SELLER shall bear all costs, direct and indirect, for defective Products or disposal fee of defective batch. If defects are found in the factory, all costs will be borne by SELLER, but if the Products have been shipped to the US, all defective Products found on the US side will have a third-party independent testing company’s report covering the defective items, defective quantity, nature of the defect and the like and the price of the defective batch will be deducted from any payment owed to SELLER by BUYER.

4.2	Quality. BUYER or its Designee may inspect for quality, condition and specifications of the Products at the SELLER’s factory and at the final destination and reject any non-conforming Products. Adherence to quality, condition and specifications will be determined based on many factors. Specifications adherence includes all accepted design drawings, renderings, artwork, specifications, models, samples, written procedures, or other guidelines for the Products, all as furnished, replaced, substituted, updated, or amended by BUYER.

4.3	Non-Conforming Products. Upon BUYER’s or its Designee’s determination that any of the Products are non-conforming, BUYER or its Designee may instruct SELLER as to the means and methods of cure and cover. BUYER shall have no obligation to pay for non-conforming Products and may cancel all unshipped orders for the same Products unless the SELLER takes immediate corrective measures to cure the quality or specifications variations. All non-conforming Products may be destroyed by BUYER if discovered after receipt of the shipment or by SELLER or BUYER’s Designee if the non-conformance is discovered before shipment. If the destruction is being conducted by the SELLER, BUYER or its Designee shall have the right to witness and verify the destruction of the non-conforming Products.

4.4	Random Quality Testing. BUYER reserves the right to select Products randomly from production for evaluation by a third-party or BUYER’s or Designee’s own laboratory testing. A copy of the lab-test report will be provided to SELLER if the Products are deemed to be non-conforming as a result of such test and shall be deemed to be conclusive.

4.5	Production Changes. Without the prior written approval from BUYER which may be withheld or conditioned in the BUYER’s sole discretion, SELLER shall not subcontract nor change processes, cycle times, raw materials used or specifications.

4.6	SA8000. SELLER shall substantially comply with SA8000 regulations and requirements on worker safety, worker environment and ethical treatment of workers. A copy SA8000 will be furnished to SELLER upon request.

ARTICLE 5. SELLER’s Representations and Warranties

5.1	SELLER’s Representations. SELLER represents, warrants and covenants that:

(a)	It has all required permits, licenses and insurance to produce and sell all the Products to be bought by the BUYER;

(b)	All materials used in the production of the Products shall be of the highest international industry standards and quality;

(c)	It has the capacity to produce and will produce BUYER’S annualized projections in a timely manner; and

(d)	It has the authority to enter into this Agreement and perform its terms.

(e)	It has the applicable ISO certification on the Effective Date. Or, if Supplier does not have the ISO certification, it shall covenant to apply diligently for the ISO certification. The Supplier acknowledges that continuation of this Agreement may depend on the attainment of the ISO certification.

5.2	Product Warranties. SELLER represents, warrants and covenants that the Products:

(a)	To the best of SELLER’s knowledge, do not violate the intellectual property or other proprietary rights of any third parties and SELLER shall be liable if they do so;

(b)	Conform to all quality standards and accepted design drawings, specifications, models, samples, written procedures, or other guidelines for the Products, all as furnished, replaced, substituted, updated or amended;

(c)	Are free of all defects in materials, workmanship, manufacture, packaging, labeling, shipping, handling or processing;

(d)	are merchantable, fit and sufficient in all respects for their intended purposes which purposes the SELLER understands and accepts;

(e)	Are free and clear of all liens, encumbrances and claims of whatever nature that relate to the SELLER, or SELLER’s business or activities and the SELLER has good and merchantable title;

(f)	Are manufactured without use of child or forced labor and in a safe and healthy work environment for the employees;

(g)	Comply with all applicable Chinese laws, regulations, orders or standards, including any applicable agency or association standards (“Regulations”) and has received or will receive all required Chinese governmental approvals for the manufacture, packaging, labeling, shipping, handling, processing, sale, use, licensing, or certification of the Products. SELLER will furnish buyer with copies or other satisfactory evidence of all such governmental approvals; and

(h)	Comply with all applicable US laws and regulations that the SELLER should have known or were made known to SELLER by the BUYER or its Designee.

*****Confidential portions of this document have been redacted and have been separately filed with the Commission.

ARTICLE 6. Delivery

6.1	Delivery. SELLER shall generally ship Products within 45 days after receipt and acceptance of the PO from BUYER unless otherwise specified in the PO. Delays in shipment will incur a reduction of ***** of total shipment value for each day the ordered Products are not shipped as specified in the PO.

6.2	Returns. SELLER acknowledges that BUYER may return, within 30 days of receipt, any Products for full credit if:

(a)	Shipped in error by SELLER; or

(b)	Received in damaged condition before or after title passes to BUYER if the damage is due to negligent packing of the Product by the SELLER.

6.3	Shipping Documents. SELLER shall furnish one set of original documents, inclusive of Invoice, Packing List, Forwarder’s Cargo Receipt, Certificate of Origin to a shipping agent designated by BUYER or its Designee and another set of original documents to TIGER.

ARTICLE 7. Insurance; Indemnity

7.1	Liability Insurance. SELLER agrees to provide the BUYER and BUYER’S Designee a copy of all insurance policies it carries for or relating to product liability. BUYER may request that SELLER add BUYER as an additional insured on its insurance policies or to obtain adequate insurance coverage as a condition of purchase if BUYER or BUYER’s Designee deems the insurance coverage to be inadequate in its sole opinion.

7.2	Indemnity. SELLER shall defend, indemnify and hold BUYER and Designee and each of their respective directors, officers, employees free and harmless from and against any loss, cost, liability, claims, demands or lawsuits, including reasonable attorneys’ fees, arising from or relating to (i) the manufacture or use of any Products, (ii) the breach by SELLER of any warranty, representation or covenant contained in this Agreement or any PO, or (iii) any products liability.

7.3	Notice of Claim. In the event of any claim or threatened claim which may be the subject of indemnification, BUYER will give SELLER prompt written notification of the claim.

7.4	Offset Right. If the SELLER does not timely discharge its indemnity responsibilities, any amounts, whether due or to become due, to SELLER shall be subject to offset by BUYER to the full extent of all costs, damages, liabilities and expenses against any outstanding payments to SELLER.

ARTICLE 8. Proprietary Information; Confidentiality; Non-Compete

8.1	Proprietary Information. All tools, tooling, equipment, molds, materials, samples, writings, design drawings, artwork, specifications, technical knowledge, manufacturing knowledge and other tangibles, intellectual property (inclusive of patents, trademarks, copyrights and trade secrets), information about BUYER’s products, production or other methods, processes, scheduling, sources of supply, customers, marketing, financial information and the like BUYER or its Designee presents or introduces to SELLER (“Proprietary Information”) shall remain the sole and exclusive property of BUYER.

8.2	Confidentiality. The Proprietary Information shall be deemed to have been disclosed as part of the consideration under this Agreement and shall held in strict confidence by the SELLER and its owners, directors, officers and employees and shall not be used to benefit SELLER (except in connection with this Agreement) or any other person or third party. SELLER shall prevent any disclosure or use inconsistent with BUYER’s rights in the Proprietary Information.

8.3	Non-compete. Except in connection with this Agreement, SELLER agrees not use in any manner, directly or indirectly any Proprietary Information of the BUYER and to ensure that its owners, directors, officers and employees, as well as affiliates, subsidiaries, agents, contractors, suppliers and customers and their owners, directors, officers and employees (“Seller-Related Parties”) do not use such Proprietary Information. In particular, SELLER and Seller-Related Parties shall not use Proprietary Information to solicit BUYER’s customers for the purchase and sale of Products.

8.4	Survival. SELLER explicitly agrees that the terms and conditions of this Article 8 shall survive expiration or termination of this Agreement for three (3) years.

ARTICLE 9. Customs

9.1	Delivery Terms. The Products shall be delivered in accordance with the shipment terms specified in the PO, such as FOB (Free on Board at named port of shipment), CIF (Cost, Insurance and Freight at named port of destination), CIP (Carriage and Insurance Paid to named place of destination), DDU (Delivered Duty Unpaid to named place of destination). The shipment terms shall be defined as provided in the International Chamber of Commerce Official Rules for the Interpretation of Trade Terms, commonly known as Incoterms 2000.

9.2	Export/Import Agent. If SELLER has no foreign trade right, SELLER shall enter into a domestic purchase and sale contract with a licensed export/import company designated by SELLER for the Products to be exported which designated export/import company must be approved by the BUYER.

9.3	Export/Import Responsibility. Generally under most delivery terms, SELLER, or the export/import company, if any, shall be the exporter of record and shall comply with all customs matters at origin. BUYER shall be the importer of record and shall comply with all customs matters at destination.

9.4	Documents for Customs Purposes. SELLER, together with the export/import company, if any, shall provide BUYER or its Designee with any documentation deemed necessary by BUYER or its Designee to satisfy the requirements of any customs benefits, federal or state laws on domestic/foreign content, including country of origin information.

ARTICLE 10. Term, Cancellation, Default and Remedies

10.1	Term. The term of this Agreement shall commence on the Effective Date upon execution of this Agreement by both parties and continue for two years. The parties may extend the term of the Agreement for additional one-year terms by agreeing to do so in writing.

10.2	Cancellation of POs for Breach. BUYER may cancel any PO, in whole or in part, if SELLER defaults under this Agreement or any PO. Upon such cancellation, BUYER shall have no further liability or responsibility with respect to such PO (or the cancelled portion of the PO), as the case may be.

10.3	Termination Agreement for Breach. The non-defaulting party may terminate this Agreement if:

The other party defaults in the performance of any covenant, warranty, representation or other obligation under this Agreement and the default is not cured after 30 days’ written notice to the defaulting party by the non-defaulting party;

The other party is subject to any administrative or governmental action which suspends or terminates its business or that portion of its business that relates to any outstanding POs;

The other party makes a general assignment for the benefit of creditors, suspends business or commits any act amounting to business failure, or makes a voluntary assignment or transfer of all or substantially all of its property; or

A voluntary petition in bankruptcy is filed by the other party, or any involuntary petition to obtain an order for relief against the other party is filed under the bankruptcy laws applicable to the other party.

10.4	Voluntary Termination. For any reason or no reason BUYER may cancel this Agreement or any PO not yet shipped (in whole or in part) by giving thirty (30) days written notice of cancellation of the Agreement or PO to the SELLER. If BUYER elects to cancel this Agreement or a PO, BUYER agrees to pay: (1) for any Products that have at such time been shipped by SELLER pursuant to a PO; (2) any packaging that has been customized for BUYER and purchased by SELLER specifically for BUYER pursuant to a written request by BUYER or BUYER’s Designee; or (3) any Products that BUYER or BUYER’s Designee has asked SELLER in writing to keep on hand as “emergency stock”.

10.5	Remedies. In the event of any default or breach by either party of its obligations under this Agreement or any PO, the other party may pursue any and all legal and equitable remedies to which it may be entitled under this Agreement and under applicable law.

ARTICLE 11. Dispute Resolution

11.1	Consultations or Mediation. In the event any dispute arises out of or in relation to this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultations or mediation. If the dispute is not resolved in this manner within sixty (60) days after the date on which one party has served written notice on the other party for the commencement of consultations or mediation, then either party may refer the dispute to arbitration in accordance with the provisions of Sections 11.2. The fees and costs of a mediator shall be split between the parties.

11.2	Arbitration. Either party may submit the dispute for arbitration by the American Arbitration Association in accordance with its International Arbitration Rules with instructions that: (i) all proceedings in any arbitration shall be conducted in the English language and (ii) there shall be one (1) arbitrator jointly selected by the parties or absent agreement, selected by the American Arbitration Association from a list of six candidates with each party proposing three of those candidates. The arbitration award shall be final and binding on the parties, and the parties agree to be bound by the arbitral award and to act accordingly. The fees and costs of the arbitrator shall be split between the parties and the arbitrator may award reasonable attorneys fees and costs to the prevailing party. The arbitration shall be held in Jacksonville, Florida.

11.3	Litigation. The parties have selected binding arbitration as the sole means to resolve a dispute between them over monetary claims that cannot be resolved through consultation or mediation. Concurrently with or without arbitration, either party may pursue through litigation at any time: (a) claims for injunctive or other non-monetary relief; (b) claims that also involve third parties who have not consented to arbitration; and (c) claims in litigation commenced by third parties. The prevailing party shall be entitled to reasonable attorneys fees and costs.

11.4	No Public Disclosure. The existence and resolution of the arbitration proceedings shall be kept confidential by the parties and by the arbitrator, except as required by law, regulation or a court of competent jurisdiction. All disputes between the parties concerning the representations, warranties, covenants and agreements contained in this Agreement and any PO shall be exclusively and finally resolved in accordance with the provisions of this Article 11.

ARTICLE 12. Miscellaneous

12.1	Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties, except that SELLER shall have no right to assign or subcontract any interest in this Agreement or any PO without the prior written consent of BUYER. A merger or change in the corporate structure of SELLER (inclusive of a change in controlling ownership interest) shall constitute an assignment which shall require the prior written consent of BUYER.

12.2	Independent Contractor. SELLER is an independent contractor, not an agent, licensee, distributor or employee of BUYER or its Designee.

12.3	Survival. Unless otherwise agreed in writing, the obligations, liabilities, warranties, representations, rights and remedies of each of the parties accrued, made or incurred prior to or at the time of any termination or expiration of this Agreement shall survive such termination or expiration for three years.

12.4	Waiver. The failure of either party to enforce any right or remedy provided in the Agreement, any PO or by law on a particular occasion will not be deemed a waiver of that right or remedy on a subsequent occasion or a waiver of any other right or remedy.

12.5	Governing Law. This Agreement and any POs under this Agreement shall be governed by the laws of the State of Florida, United States, without reference to principles of conflicts of law.

12.6	Severability. If any provision hereof is or becomes invalid or unenforceable under any law, the parties intend that such provision will be deemed severed and omitted from this Agreement or any PO and the remaining portions shall remain in full force and effect as written.

12.7	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, constitute a single document.

12.8	UN Convention on Contracts. The United Nations Convention on Contracts for the International Sale of Products shall have no application to this Agreement, any POs or actions under or contemplated by this Agreement.

12.9	Governing Language. The parties agree that governing language is English. Any translations of this Agreement or any POs into Chinese or any other language shall be for reference purposes only and shall not be legally binding.

12.10	Entire Agreement. This Agreement and any POs constitute the entire agreement between the parties, superseding all prior oral and written agreements, understandings, negotiations, promises, and representations of any kind and there are no conditions to this Agreement or any PO which are not expressed therein.

The parties hereafter execute this Agreement as of the Effective Date set forth above.

BUYER:	SELLER:

WORLD MED SHARED SERVICES INC.

Signature:	Signature:
Name:	Name:
Title:	Title:

BUYER’s Designee: TIGER SPECIALTY SOURCING LIMITED and

Signature:
Name:	Mark Engel, Chairman

Exhibit F

CONFIDENTIALITY AGREEMENT

Effective Date:

This Confidentiality Agreement (“Agreement”) is made as of the Effective Date by and between WORLD MED SHARED SERVICES, INC. (“PSSWM”), a Florida corporation which is a subsidiary of PSS WORLD MEDICAL, INC. (“PSS”), with an office located at 4345 Southpoint Blvd., Suite 300, Jacksonville, Florida 32216, USA, and                                                                                                       , a company organized and existing under the laws of China, with a factory located at                                                                                                                            (“Recipient”).

1. TIGER SPECIALTY SOURCING LIMITED and SHANGHAI HU WEI MEDICAL PRODUCTS COMPANY LTD. (“Tiger” or “Designee”). PSSWM has contracted with Tiger to identify, interview, select and recommend Chinese suppliers, negotiate the terms and conditions of each and every purchase and manage and coordinate its purchasing activity in China. As PSSWM’s Designee in China, Tiger will discuss and negotiate the terms and conditions of purchase and sale of goods from Recipient and in the course of these discussions, confidential, proprietary and commercially sensitive information may be disclosed to the Recipient by PSSWM or its Designee.

2. CONFIDENTIALITY COVENANT. Recipient agrees not to disclose nor use proprietary, confidential or commercially sensitive information disclosed by PSSWM or its Designee and their directors, officers and employees to Recipient, or learned by Recipient from PSSWM or its Designee and their directors, officers and employees. This confidentiality covenant by Recipient shall cover all proprietary, confidential or commercially sensitive information and documents related to PSS’s and PSSWM’s products, brands, designs, plans, strategies, processes, opportunities, technology, research, development, know-how, personnel or suppliers and third-party confidential information (collectively “Confidential Information”).

3. EXCEPTIONS TO CONFIDENTIALITY COVENANT. Confidential Information does not include information that: (a) is now or subsequently becomes generally available to the public through no fault or breach on the part of Recipient; (b) Recipient can demonstrate to have had rightfully in its possession prior to the disclosure to or acquisition by Recipient, (c) is independently developed by Recipient without use of any Confidential Information; or (d) Recipient rightfully obtains from a third party who has the right to transfer or disclose it.

4. SCOPE OF THE CONFIDENTIALITY COVENANT. Recipient agrees to use Confidential Information only for the purpose of entering into a supply agreement with PSSWM and for no other purpose, whether during and after the term of this Agreement. Recipient will not to copy, disclose, disseminate, distribute, publish, modify, disassemble, decompile or reverse engineer any Confidential Information and will take all reasonable precaution to prevent any such unauthorized acts. Recipient agrees, at its sole expense, to take all reasonable measures, including but not limited to court proceedings, to restrain its directors, officers, employees, agents or contractors from unauthorized disclosure or use of Confidential Information.

5. OWNERSHIP OF CONFIDENTIAL INFORMATION. All Confidential Information, and any Derivative of it (as defined below), whether created by PSSWM, its Designee or Recipient,

remains the property of PSSWM and no license or other rights to Confidential Information is granted to Recipient. For purpose of this Agreement, “Derivative” means: (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted, (ii) for patentable or patented material, any improvement or enhancement of it; and (iii) for information or material which is protected as trade secret, any new information or material derived from existing trade secret information or material, including new information or material which may be protected by copyright or patent or as trade secret.

6. TERM. The term of this Agreement is for three (3) years from the Effective Date unless the parties enter into a supply agreement, in which case this Agreement will terminate and the confidentiality provisions of the supply agreement shall take effect.

7. RETURN OF DOCUMENTS. Upon PSSWM’s or its Designee’s written request, Recipient will promptly deliver to PSSWM or its Designee all documents, records and copies containing or reflecting Confidential Information and delete the same completely from all computer systems, back-up devices and electronic files and certify such deletion to PSSWM and its Designee in writing. For purposes of this Agreement, the term “documents” includes all information fixed in any tangible medium of expression, in whatever form or format.

8. EQUITABLE RELIEF. Recipient hereby acknowledges that unauthorized disclosure or use of Confidential Information will cause irreparable harm and significant injury to PSSWM that may be difficult to ascertain. Accordingly, Recipient agrees that in addition to any other rights and remedies PSSWM may have, PSSWM will have the right to seek and obtain immediate injunctive relief in any court of competent jurisdiction any where in the world including China to enforce obligations under this Agreement without having to offer specific proof that PSSWM has suffered irreparable harm.

9. NO WAIVER. Recipient agrees that no failure or delay by PSSWM in exercising any right, power or privilege under this Agreement will operate as a waiver nor will any single or partial exercise preclude any other or further exercise of any right, power or privilege.

10. ENTIRE AGREEMENT AND GOVERNING LAW. This Agreement constitutes the entire agreement between the parties with respect to Confidential Information and supersedes all prior or contemporaneous oral or written agreements. This Agreement will be governed by and construed in accordance with the laws of the State of Florida, USA, excluding that body of law concerning conflicts of law.

Understood and agreed to by the duly authorized representatives of the parties:

World Med Shared Services, Inc.	Recipient:

By:	By:
(Signature)	(Signature)

(Printed Name and Title)	(Printed Name and Title)